As Filed with the Securities and Exchange Commission on June 8,2000
Registration No. 333-35598
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MEDISYS TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

      Utah                          3841                      72-1216734
(State or other         (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of          Classification Code Number)     Identification Number)
incorporation or
organization)

               144 Napoleon Street, Baton Rouge, Louisiana, 70802
                                 (225) 343-8024
          (Address and telephone number of principal executive offices)

                  144 Napoleon Street, Baton Rouge, Louisiana, 70802
(Address of principal place of business or intended principal place of business)

                              Edward P. Sutherland
                           Medisys Technologies, Inc.
                               144 Napoleon Street
                          Baton Rouge, Louisiana, 70802
                                 (225) 343-8024
            (Name, address and telephone number of agent for service)

                                    Copy to:

                            Leonard E. Neilson, Esq.
                            Leonard E. Neilson, P.C.
                      8160 South Highland Drive, Suite 209
                                Sandy, Utah 84093

         Approximate date of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check he following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]





                                          CALCULATION OF REGISTRATION FEE

                                                                    Proposed            Proposed
                                                                    Maximum             Maximum             Amount of
           Title each class of                 Amount to            Offering           Aggregate            Registra-
               Securities                          be              Price Per            Offering              tion
            to be Registered                   Registered            Share               Price               Fee(1)
-------------------------------------------------------------------------------------------------------------------------
Common stock issuable                          5,000,000             $1.00           $5,000,000           $1,320.50
upon conversion of 6%                          shares(3)              per
Convertible Debenture                                             share(2)(3)
=========================================  ==================  ================== ====================  =================
Common stock issuable                            125,000             $2.00 per       $  250,000           $   66.00
upon exercise of common                          shares              share
stock purchase warrants
=========================================  ==================  ================== ====================  =================
Common stock issuable                          7,125,000             $1.00           $7,125,000           $1,881.00
under line of credit                           shares(4)              per
                                                                     share(2)
=========================================  ==================  ================== ====================  =================
Common stock issuable                          1,125,000             $2.00           $2,250,000           $  594.00
upon exercise of common                          shares            per share
stock purchase warrants
by Treadstone Investments
Limited
=========================================  ==================  ================== ====================  =================
Common stock issuable                            500,000             $ 2.00          $1,000,000           $  264.00
upon exercise of common                          shares            per share
stock purchase warrants
by Jesup & Lamont
Securities Corporation
=========================================  ==================  ================== ====================  =================
Common stock offered by                        7,000,000             $1.00 (2)       $7,000,000           $1,848.00
Dispomedic 2000                                                    per share
=========================================  ==================  ================== ====================  =================
                                                                  TOTAL FEE                               $5,973,00(5)



(1) The fee with respect to these shares and as required by Section 6(b) of the Securities Act of 1933, as amended, (the "Securities Act"), has been calculated pursuant to Rule 457(c) under the Securities Act and based upon the last sale price per share of the Issuer's common stock on a date within five (5) days prior to the date of filing this Registration Statement, as reported by the OTC Bulletin Board.

(2) Estimated solely for purposes of calculating the registration fee and base on the last sale price per share on April 24, 2000.

(3) Estimated 3,000,000 shares issuable upon conversion of $2,000,000 aggregate principal amount of 6% Convertible Secured Debentures at a conversion price for each share equal to the lower of (a) 85% of the market price of our common stock at the conversion date, or (b) $2.00 per share. The estimated amount allows for a possible decrease in the market price.

(4) Estimated 7,125,000 shares issuable pursuant to our equity line of credit agreement with Treadstone Investments Limited.


(5) A fee of $9,118.50 was previously paid upon the initial filing of the registration statement.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
PROSPECTUS
                           MEDISYS TECHNOLOGIES, INC.


                        20,875,000 Shares of Common Stock


         This prospectus may be used only in connection with the following resales of common stock of Medisys Technologies, Inc.:


         o 5,000,000 shares may be offered and sold, from time to time, by AMRO International, S.A., who will originally receive all or a portion of these shares upon conversion of the $2,000,000 principal amount of our 6% Convertible Debentures due August 31, 2001 (the "Debentures") and our Convertible Debentures and Warrants Purchase Agreement with AMRO, or as payment of principal and accrued interest on these debentures


         o an additional 125,000 shares may be offered and sold, from time to time, by AMRO, who will originally receive these shares upon exercise of warrants

         o 7,125,000 shares may be offered and sold, from time to time, by Treadstone Investments Limited, who will originally receive all or a portion of these shares pursuant to the exercise of put options under our equity line of credit agreement with Treadstone

         o an additional 1,125,000 shares may be offered and sold, from time to time, by Treadstone, who will originally receive these shares upon exercise of warrants

         o 500,000 shares may be issued by Jesup & Lamont Securities corporation, who will originally receive these shares upon exercise of warrants

         o 7,000,000 may be offered and sold, from time to time, by Dispomedic 2000, who originally received these shares pursuant to our manufacturing agreement with Dispomedic on January 19, 2000

         We refer to AMRO, Treadstone, Dispomedic, Jesup & Lamont and other stockholders who may offer and sell shares of our common stock under this prospectus as "Selling Stockholders."

         Pursuant to our equity line of credit agreement with Treadstone, beginning on the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC and for a period of eighteen months thereafter, subject to certain conditions we may from time to time, in our sole discretion, sell or "put" shares of our common stock to Treadstone. Thereafter, Treadstone may resell these shares pursuant to this prospectus. Treadstone is an "underwriter" within the meaning of the securities Act in connection with these sales.


         We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we will receive the benefit of reducing our debt upon the conversion of the convertible debentures and we will receive funds upon the issuance of shares under the equity line of credit agreement and upon exercise of the warrants.

         Our common stock currently trades on the OTC Bulletin Board under the symbol "SCEP." The last reported selling price on June 6, 2000 was $1.00.


         Investing in our common stock involves risks which are described in the "risk Factors" section beginning on page 8 of this Prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The date of this Prospectus is June __, 2000

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
Prospectus Summary................................................... 3
Risk Factors......................................................... 8
Use of Proceeds......................................................14
Market Prices and Dividends..........................................14
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................................15
Business.............................................................20
Management...........................................................38
Certain Transactions.................................................43
Description of Common Stock..........................................43
Shares Eligible for Future Sale......................................45
Plan of Distribution.................................................47
Selling Stockholders.................................................48
Legal Matters........................................................50
Experts..............................................................50
Consolidated Financial Statements.................................F-1 - F-41

                                 --------------

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is no an offer to sell, nor is it seeking an offer to buy, theses securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

         All references in this prospectus to "we," "us" and "our" refer to Medisys Technologies, Inc., unless indicated otherwise.

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus, but does not contain all of the information that may be important to you. This prospectus includes specific terms of this offering, information about our business and financial data. We encourage you to read this prospectus in its entirety, particularly the "Risk Factors" and financial statements and notes, before making an investment decision.

                                   WHAT WE DO

         We are a diversified medical company which designs and develops medical device products for use in the healthcare industry. Currently, we are concentrating on commercializing the CoverTip(TM) Hypodermic Safety Syringe. We are also developing other products intended to reduce the occurrence of accidental needlesticks in the healthcare workplace. These products are similar in appearance, use and size to standard non-safety devices commonly used and offer a range of medical diagnostic and treatment applications. Our new products are in various stages of development and include:

         o PreSafTM, a safety syringe designed for use with pre- filled medicines for syringes;

         o        SofDrawTM,   a  blood/fluid  collection  syringe  designed  to
                  protect the user from an accidental self-puncture with a contaminated needle;

         o AmnioSafTM, a safety syringe device designed to protect both the physician and the fetus during amniocentesis.

         o VacuSafTM, a device using CoverTipTM technology in combination with an adapted passive energy source that covers and protects the sharp of a blood collection needle while it is still in the vein.

         o BxDrawTM, a fine needle biopsy safety device, used during fine needle fluid aspiration treatment.

         o        BX-T-DrawTM  (OBTSN),  an  obdurated  titanium  safety  needle
                  designed  for  use  with  MRI  (Magnetic   Resonance  Imaging)
                  placement to take a tissue sample with a cutting needle.

         o        CoverStikTM,   a  device  that  permits  safe   collection  of
                  capillary blood.

         In addition to CoverTipTM and related safety products, we may also decide to complete the design and development of other products summarized below:

         o SofCepsTM is an obstetrical tractor (birth assistance delivery device) designed, in part, to replace traditional steel obstetrical forceps and vacuum extractors used to assist child birth. SofCepsTM is intended to offset the possible negative obstetrical consequences related to assisted childbirth. Based on our research and testing, we believe SofCepsTM can reduce maternal/fetal injuries associated with the use of alternative devices.

         o VetCepsTM Obstetrical Tractor is a veterinary application of the SofCepsTM. VetCepsTM is patented for veterinary application in bovine (cattle), ovine (sheep), and equine (horse) obstetrics. We have had minimal sales of VetCepsTM.

         o DisKlipTM is a latex free, disposable securement device designed to provide an easier, more efficient means of attaching medical tubing used in intravenous administration of medication (IV) and other medical tubing and lines.

         o Re-TyTM is a releasable, adjustable and reusable "cable tie" developed originally to enhance the VetCepsTM device. We have three designs; side release, top release and enscoping. We have conducted only limited market sampling and testing of the top-release version.


In December 1998 we acquired a wholly owned subsidiary, Phillips Pharmatec Labs, Inc., which manufactured nutriceutical health products of other companies on a contract basis. Phillips ceased operations in May 2000 and is believed to be insolvent. We have initiated legal action against the founders of Phillips seeking, among other things, recission of the acquisition.


         In order to fund our current activities and to secure necessary additional funding for the development of our current and planned products, we have entered into various agreements. During the first quarter of 2000, we took the following actions to provide current and future funding:

         o On February 28, 2000, we entered into the Convertible Debentures and Warrants Purchase Agreement providing for the issuance of $2,000,000 face value 6% Convertible Debentures due August 31, 2001.

         o On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private equity financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. As soon as practicable after the effectiveness of the registration statement, most likely within two weeks, we plan to draw down the maximum initial amount permitted under the equity line. We expect to continue to effect subsequent drawdowns of the applicable maximum amount available under the equity line approximately every 30 days, or as we deem prudent and necessary based upon our corporate needs.

         Our principal executive and administrative offices are located at 144 Napoleon Street, Baton Rouge, Louisiana 70802, and our telephone number is (225) 343-8022.
                                 --------------

                              OUR BUSINESS STRATEGY

         Our current strategy is to commercialize the CoverTipTM and develop other related safety products. We believe our safety medical devices can assist healthcare employers in meeting safety standards, established by the Occupational Safety and Health Administration (OSHA) and other state and federal agencies, intended to help eliminate or minimize occupational exposure to bloodborne pathogens. Each product incorporates patented proprietary technology enabling the healthcare professional to use standard operating techniques. Proper use of our products can provide fail-safe protection to the user both during and after the medical procedure. As part of our strategy of maximizing its investment in sharps safety device design and development, Medisys has developed various products, sizes and adaptations for a range of medical diagnostic and treatment applications.

         Because of our concentration on safety products, we have de- emphasized development of our obstetrical assist products. We are continuing development on a limited basis, and will increase development as funds are available or consider, if practical, divesting one or more of these products.


                                 --------------

                              SELLING STOCKHOLDERS

         AMRO, Treadstone, Dispomedic and other Selling Stockholders may offer and sell shares under this prospectus.


         On February 28, 2000, we completed the offering to AMRO of $1,000,000 face value 6% Convertible Debentures Due August 31, 2001. An additional $500,000 was completed with the filing of our registration statement, of which this prospectus is a part. A final $500,000 will be completed within five days of the effectiveness of the registration statement. Debenture holders have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount, into shares of our common stock. The conversion price for each share shall be equal to the lower of (a) 85% of the market price at the conversion date or (b) $2.00. AMRO also received stock purchase warrants allowing them to purchase 125,000 shares of our common stock at the exercise price of $2.00 per share. Jesup and Lamont received similar options to purchase 75,000 shares.


         On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. Treadstone also received stock purchase warrants allowing them to purchase 1,125,000 shares of our common stock at the exercise price of $2.00 per share. Jesup and Lamont received similar options to purchase 425,000 shares.

         As a provision of Debenture and line of credit agreement, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock (i) into which the Debentures are convertible, (ii) underlying the warrants, and (iii) which will be issued pursuant to the credit line.

         This prospectus also relates to 7,000,000 shares held by Dispomedic. These shares were issued by us pursuant to a manufacturing agreement with Dispomedic on January 19, 2000.

                             CONVERTIBLE DEBENTURES

         This prospectus relates to shares of our common stock issuable to the Selling Stockholders upon the conversion of $2,000,000 principal amount of 6% Convertible Debentures. The following table sets forth the total amount of shares issuable from conversion if all Debentures are converted at various prices of our common stock, based upon the formula for conversion and without taking into consideration interest and penalty. You should note that there is no minimum price at which Debentures can be converted. Accordingly, if the price of our stock declines, we will be obligated to issue more shares upon conversion of Debentures. See "Description of Securities - Convertible Debentures and Stock Purchase Warrants."


                                     Conversion                   Number
           Current Price(1)           Price(2)                  of Shares
           -------------             ----------                 ----------
                  $0.50              $0.425                     4,705,882
                  $0.75              $0.6375                    3,137,255
                  $1.00              $0.85                      2,352,941
                  $1.50              $1.275                     1,568,627
                  $2.00              $1.70                      1,176,471
                  $2.50              $2.00(3)                   1,000,000
           -------------
         (1) Assumed current market price of common stock at time of conversion.
         (2)      Based on 85% of current market price.
         (3)      Maximum offering price.




                                  THE OFFERING
Securities offered by the
Selling Stockholders ..........................        20,875,000 shares of our common stock



Offering Price.................................        Determined at the time of sale by
                                                        the Selling Stockholders

Common Stock Outstanding

  Before Offering:.............................        59,063,995 shares(1)

Common Stock Outstanding


  After Offering:..............................        72,938,995 shares(2)


OTC Bulletin Board Symbol Common Stock: "SCEP"

Use of Proceeds................................        We will not receive any proceeds from
                                                       sales by the Selling Stockholders.

Risk Factors...................................        The common stock offered involve a
                                                       high degree of risk and immediate
                                                       substantial dilution and should not be
                                                       purchased if you cannot afford the
                                                       loss of your entire investment.
                                                       Before purchasing any securities
                                                       offered, you should review carefully
                                                       and consider all information contained
                                                       in this prospectus, particularly the
                                                       items set forth under "Risk Factors."


(1)      Includes   7,000,000  shares  of  common  stock  presently  issued  and outstanding and owned by Dispomedic, but does not include:

         o 3,000,000 shares of common stock issuable upon conversion of the 6% Convertible Debentures due August 31, 2001;
         o 200,000 shares of common stock issuable upon exercise of warrants issued as part of the Debentures on February 28, 2000;
         o 7,125,000 shares of common stock issuable upon exercise of put options under the equity line of credit agreement with Treadstone; and
         o 1,550,000 shares of common stock issuable upon exercise of warrants issued as part of the equity line of credit agreement on February 28, 2000.

(2) Assumes Debentures are converted into 3,000,000 shares of common stock, 7,125,000 shares are issued under the equity line of credit agreement, and all warrants are exercised.

                                  RISK FACTORS

         A purchase of our common stock is speculative and involves a high degree of risk. You should consider carefully the following risks, together with all other information included in this prospectus, before you decide to buy our common stock. Please keep these risks in mind when reading this prospectus, including any forward-looking statements appearing in this prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer materially. As a result, the trading price of our common stock may decline and you could lose all or part of the money you paid to buy our common stock.

Risks Relating to Our Business

         Our extremely limited operating history makes it difficult to evaluate our business and prospects


         We commenced operations in 1992 and only recently began to market and sell our products. Most of our sales have been derived from our subsidiary, Phillips Pharmatec Labs, Inc., acquired in December 1999. However, Phillips has ceased operations and we have instituted legal action against the founders of Phillips seeking, among other things, recission of the acquisition. Accordingly, you have limited information about with which to evaluate our business, strategies and performance and an investment in our common stock.


         We have a history of losses and anticipate future losses


         We have accumulated net operating losses of approximately $15.0 million through March 31, 2000 and expect to incur net losses in the future. We had a net loss of approximately 4.5 million for the three months ended March 31, 2000, $1.7 million for the fiscal year ended December 31, 1999 and approximately $1.3 million for the year ended December 31, 1998. We anticipate continuing to incur significant research and development, sales and marketing and general and administrative expenses and, as a result, we will need to generate higher revenues to achieve and sustain profitability. We cannot be certain we will realize sufficient revenues to achieve profitability.


         If our products are not accepted by the market, our revenues will decline

         Most of our products are in the development stage and we have only recently introduced our first products to the market. Market acceptance of our products is critical to our future success. Factors that may affect the market acceptance of our products include:

         o market acceptance of safety syringe and related product technology;
         o        the features, performance, and cost of using our products;
         o        availability of competing products and technologies;
         o the success and development of our marketing and distribution channels;
         o the quality of our customer service and support of our products; and
         o development of improved and new products to keep pace with competitors.

         Failure of our existing or future products to achieve and maintain meaningful levels of market acceptance would materially adversely affect our business, financial condition and results of operations.

         Our operating results are likely to fluctuate significantly and cause our stock price to be volatile which could cause the value of your investment in our company to decline

         Our quarterly or annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If our operating results do not meet the expectations of securities analysts, the trading price of our common stock could significantly decline which may cause the value of your investment in our company to decline. Some of the factors that could affect our quarterly or annual operating results or impact the market price of our common stock include:

         o our ability to develop, manufacture, market and support our products and product enhancements;

         o the timing and amount of, or cancellation or rescheduling of, orders for our products, particularly large orders from key customers;

         o our ability to retain key management, sales and marketing and engineering personnel;

         o announcements, new product introductions and price reductions in products offered by our competitors;

         o our ability to obtain sufficient supplies of sole or limited source components for our products;

         o        a decrease in the average selling prices of our products;

         o changes in costs of components which we include in our products; and

         o the mix of products that we sell and the mix of distribution channels through which they are sold.

         Due to these and other factors, quarterly or annual revenues, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.

         Because we currently depend on a single family of products, any decline in demand for those products may harm our operating results

         We presently expect to derive substantially all of our revenues from our healthcare safety products, primarily the CoverTipTM device in the near future. The market may not continue to demand our current products, and we may not be successful in marketing any new or enhanced products. Any reduction in the demand for our current products or our failure to successfully develop or market and introduced new or enhanced products could materially adversely affect our business, financial condition and results of operations.

         If we lose key personnel, we may be unable to successfully operate our business

         We depend on the continued contributions of our executive officers and other technical personnel to work effectively as a team, to execute our business strategy and to manage our personnel. The loss of key personnel or their failure to work effectively could have a material adverse effect on our business, financial condition and results of operations.

         If we are unable to attract and retain additional qualified personnel, our future business may suffer

         Our business strategy will require us to attract and retain additional qualified technical and marketing personnel. We may experience difficulty in recruiting qualified personnel, which is an intensely competitive and time consuming process. We may not be able to attract and retain the necessary personnel to accomplish our business objectives as our business develops and grows. Accordingly, we may experience constraints that will adversely affect our ability to satisfy future customer demand in a timely fashion or to support our customers and operations. This could cause an adverse effect on our business, financial condition and results of operations.

         Our limited ability to protect our intellectual property may prevent us from retaining our competitive advantage

         Our future success and our ability to compete are dependent, in part, upon our proprietary technology. Taken as a whole, we believe our intellectual property rights are significant and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States. Also, it may be possible for unauthorized third parties to copy or reverse engineer aspects of our products, develop similar technology independently or otherwise obtain and use information that we regard as proprietary. Furthermore, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

         Intellectual property claims against us can be costly and restrict our business

         The healthcare products industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. As the number of entrants in our market increases and the functionality of our products is enhanced and overlaps with the products of other companies, we may become subject to claims of infringement or misappropriation of the intellectual property rights of others. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could have a material adverse effect on our business, financial condition or results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Legal action claiming patent infringement may be commenced against us. We cannot assure you that we would prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. In the event a claim against us was successful, and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign to avoid infringement, this could have a material adverse effect on our business, financial condition and results of operations.

         Additional required capital may not be available

         To date, we have financed our operations through cash from the sale of our stock, debt instruments and by borrowing money. If we do not generate enough cash from operations to finance our business in the future, we will need to raise additional funds through public or private financing. Selling additional stock could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. We may not be able to obtain funds needed to finance our operations at all or may be able to obtain them only on unattractive terms.

         Competition could render our services uncompetitive

         The market for our products is highly competitive and rapidly changing. We believe we face such competition on a local, regional and international basis. The new products we are developing will bring us into further competition with various companies. Additional competitors may also enter the market and competition may intensify. Although we believe our products are better than those offered by our competitors, they may be able to narrow or eliminate the differences.


         We are engaged in litigation with Phillips Pharmatec Labs which could adversely affect our business

         On March 16, 2000, we filed a lawsuit against the founders and principals of Phillips. Our suit alleges, among other things, various securities law violations by the defendants and related claims in connection with our acquisition of Phillips in December 1998. Among the remedies we are seeking is recission of the acquisition. In May 2000, Phillips ceased operations. Certain defendants in the lawsuit have filed a derivative action lawsuit against us and our current directors. As a result of these actions, we may incur significant legal costs and related expenses. Because it is early in the legal process, we are unable to assess the probable outcome or the possible effect on our business, particularly with Phillips ceasing operations. Phillips accounted for almost all of our sales in 1999 and represents a significant portion of our year 2000 sales. Because we no longer have revenues from Phillips, we will have to rely solely on revenues from our existing products, which have generated only minimal revenues in the past.

Risks relating to ownership of our common stock

                  The price of our common stock after this offering may be lower than the price you pay

         Although our stock is currently traded on the OTC Bulletin Board, there is no assurance that an active market will continue. If you purchase shares of our common stock in this offering, you will pay a price established by the current market place. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you pay.

         Purchasers of the shares offered hereby will suffer immediate and substantial dilution in the value of your investment


         You will incur immediate and substantial dilution in the net tangible book value of common stock based on the current market price of $1.00, and assuming all of the Debentures and warrants are converted to common stock and the equity line of credit is fulfilled. There are no limits on the maximum number of shares that may be issued on conversion of the Debentures. The lower the stock price at the time of conversion, the more shares the Debenture holders will receive which will increase dilution. Also, to the extent that Debenture and warrant holders convert their securities and then sell the underlying shares into the market, the price of our shares may decrease due to the additional shares in the market.


         We do not intend to pay dividends

         To date, we have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our future earnings for growth and development of our business and, therefore, we do not anticipate paying any dividends in the foreseeable future. See "Dividend Policy".

         Our executive officers, directors and principal stockholders own a significant percentage of our company and will be able to exercise significant influence over our company, which could have a material and adverse effect on the market price of our common stock


         After this offering and assuming all of the shares of common stock to which this prospectus relates are issued, our executive officers, directors and principal stockholders and their affiliates will together control approximately 65.1% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will continue to have significant influence over our affairs. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.


         The market price of our common stock may drop significantly when the restrictions on resale by our existing securityholders lapse

         Following this offering, we will have approximately 72,938,995 shares of common stock outstanding, premised on conversion of all the Debentures and issuance of shares under the equity line at the current price level. Approximately 48,665,995 shares, or 67%, of our outstanding common stock will be subject to restrictions on resale under United States securities laws. As these restrictions on resale end, the market price of our common stock could drop significantly if holders of these shares sell them or are perceived by the market as intending to sell them. These sales also may make it difficult for us to sell equity securities in the future at a time and price that we deem appropriate. See "Shares Eligible for Future Sale."


         Possible "Penny Stock" Regulation

         Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

         o make a special suitability determination for purchasers of penny stocks;

         o receive the purchaser's written consent to the transaction prior to the purchase; and

         o deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

         Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements which have a material adverse effect on the trading of our shares.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING-STATEMENTS

         This prospectus, including the sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties. These factors may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.

         These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we
cannot   guarantee   future   results,   levels  of  activity,   performance  or
achievements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the Selling Stockholders. Upon conversion of the Debentures, we will benefit from the cessation of indebtedness represented by the Debentures in the principal amount of $2,000,000 and interest on the Debentures that is accruing at the rate of 6% per annum.



         We will receive proceeds from shares of common stock to be issued pursuant to the line of credit and upon exercise of warrants. If all of the warrants are exercised we would receive $3,500,000, and if the equity line of credit is fulfilled, based upon the current market price of our common stock, we would realize proceeds of approximately $7,387,350. We have estimated offering expenses at $102,000. In that event, we expect to use substantially all of the net proceeds for general corporate purposes, including working capital, research and development and expansion of sales and marketing activities. The amounts we actually expend for such working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used to acquire or invest in complementary businesses, technologies, product lines or products. We have no current plans, agreements or commitments with respect to any such transaction and, currently, we are not actively engaged in any negotiations with respect to any such transaction. Pending such uses, the net proceeds of this offering will be invested in short-term, interest-bearing, investment grade securities or guaranteed obligations of the U.S. government.


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


         Our common Stock has traded in the over-the-counter market and quotations published on the OTC Bulletin Board under the symbol "SCEP" since 1992. The following table sets forth the high and low bid prices of our common stock for periods indicated as reported by the National Quotation Bureau, Inc. On June 6, 2000, the last reported sales price of our common stock on the OTC Bulletin Board was $1.00 per share.

                                             High                       Low
                                             ----                       ---
         1998
                  First Quarter              .94                        .31
                  Second Quarter             .88                        .28
                  Third Quarter              .47                        .15
                  Fourth Quarter             .38                        .16

         1999
                  First Quarter              .50                        .13
                  Second Quarter             .38                        .17
                  Third Quarter              .31                        .15
                  Fourth Quarter             .78                        .12

         2000
                  First Quarter             3.50                        .52
                  Second Quarter(1)         1.94                        .56
--------------
(1)               Through June 6, 2000.


         We have never declared or paid any cash dividends on our common stock. We currently intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain and invest any earnings in our business.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2000 on an actual basis. You should read this table together with the Consolidated Financial Statements and accompanying Notes that we include later in this prospectus.


                                                              March 31, 20000
                                                             -----------------
                                                                (Unaudited)

         Cash..................................................$   1,315,550
                                                               ============

         Long-term debt........................................   1,000,000
         Stockholders' equity (deficit)
              Common stock: 100,000,000 shares
               authorized of $0.0005 par value,
               59,004,773 shares issued and
               outstanding.....................................      29,502

         Additional paid-in capital............................  15,825,362

         Stock subscriptions receivable .......................    (675,000)
         Accumulated deficit................................... (14,283,179)
                                                                 ----------

              Total Stockholders' Equity (Deficit) ............  (1,067,815)
                                                                 ----------

              Total capitalization.............................$  1,870,228
                                                               ============

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

         The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

Overview


         We are a diversified medical company that designs and develops medical safety devices and other products for use in the healthcare industry. We currently have 19 patent applications pending for our medical devices in both the U.S. and overseas. Our primary focus presently is commercializing the CoverTipTM Hypodermic Safety Syringe. Prior to its ceasing operations in May 2000, our wholly owned subsidiary, Phillips Pharmatec Labs, was a contract manufacturer of over-the-counter complementary health care products. Phillips produced vitamins, mineral supplements herbal therapy and diet aids for customers under private labels.

         Since 1992, we have concentrated on the research and development of various medical safety devices. We began marketing our initial products in 1997, but revenues have been only nominal. We have incurred operating losses and net losses for each year since our formation in 1992. For the years ended December 31, 1998 and 1999, and the three month period ended March 31, 2000, we experienced net cash outflow for operating and investment activities. At March 31, 2000, we had an accumulated deficit of $14,283,179.

         We intend to substantially increase our operating and capital expenditures in an effort to complete development of and market our various medical safety products. We expect to continue to incur material operating losses, net losses and net operating cash outflows during this development period. Our losses and net operating cash outflows are expected to continue and increase until we have successfully marketed one or more of our products.

         We acquired Phillips in December 1998 expecting it would provide us with the internal capability of assembling our own proprietary products and other medical devices. We also anticipated that Phillips would generate revenue from its complementary healthcare product lines and its customers base.

         On May 18, 2000, Phillips ceased all operations and we believe it to be insolvent. Accordingly, we have eliminated the operations of Phillips from our financial results and financial statements for the three month period ended March 31, 2000 have been retroactively restated to reflect this event. We have established a reserve for discontinued operations of $1,726,923 which consists of net liabilities in excess of recoverable assets at March 31, 2000.

         We have instituted legal action against the founders of Phillips. In that lawsuit, we allege various securities law violations and related claims in connection with our acquisition of Phillips. In addition to damages and other relief, we are seeking recission of the acquisition. See "Business - Legal Proceedings." Accordingly, we cannot predict the future of the legal proceedings and whether Phillips will remain a subsidiary.

Results of Operations


         Comparison of three months ended March 31, 2000 and 1999


         Revenues. Without Phillips' results, we had only nominal revenues of $623 for first quarter of 2000 ended March 31, 2000, compared to $1,773 for the comparable 1999 period. We do not expect a significant increase in revenues until we begin full commercial marketing of one or more of our products, which is expected for introduction in the fourth quarter of 2000.

         Net operating loss. Our net operating loss for the first quarter of 2000 was $3,011,940 compared to a loss of $183,602 for the first quarter of 1999. This increased loss is due to the significant increases in product research and development and selling, general and administrative expenses during the 2000 period.

         Product research and development expenses. During the first quarter of 2000, we expended $1,639,435 for product research and development, a sharp increase from the $42,651 expended in the 1999 period. The increase is due to finalizing the CoverTipTM technology in preparation for commercial release and to secure additional intellectual property rights.

         Selling, general and administrative. Our selling, general and administrative expenses increased to $1,368,594 for the first quarter of 2000 compared to $138,042 for the first quarter of 1999. This increase is due primarily to stock issued for services, salaries and warrants being issued below current market price.

         Interest expense. Our interest expense increased from $30,052 for the first quarter of 1999 to $162,000 for the first quarter of 2000. This 439% increase in is primarily due to conversion discount on debentures issued.

         Loss from discontinued operations. Because of the Phillips closure, we recognized a loss from discontinued operations of $1,379,954 for the first quarter of 2000, resulting in a net loss for the quarter of $4,547,349, or $0.09 per share.

         Prior to ceasing operations, Phillips had net sales of $300,431 for the first quarter of 2000 compared with $717,112 for the same period in 1999. Cost of sales decreased to $267,480 for the first quarter of 2000 from $502,821 in the 1999 period, reflecting the decrease in sales. General and administrative expenses decreased to $172,775 for the first quarter of 2000 from $182,162 in the 1999 first quarter. Phillips also recorded a loss on the write down of assets or $1,212,418 for the first quarter of 2000 related to its ceasing operations. Phillips' net loss for the first quarter of 2000 was $1,379,954 compared to net income of $7,818 for the 1999 period. We have not completed an assessment of whether the operations may recommence or what further potential material losses may occur as a result of the Phillips closing.


         Net operating loss carryforward. As of March 31, 2000, we have accumulated approximately $15,000,000 of net operating loss carryforwards. This amount may be offset against taxable income and income taxes in future years. The loss carryforwards expire in the year 2020. We have not reported any tax benefit in our financial statements for the year ended December 31, 1999 or the quarter ended March 31, 2000 because we believe the carryforward may expire unused.

         Comparison of 1999 and 1998

         Revenues. Our revenues in 1998 were $26,846 and increased to $2,716,819 in 1999. This increase in revenues was due almost exclusively to the acquisition of Phillips and the inclusion of its revenues in 1999. Because of the pending litigation and the closing of Phillips, we will not realize future revenues from Phillips.


         Gross margin. Our gross margin increased from $21,450 in 1998 to $698,975 in 1999. This increase in gross margin was also attributed to the acquisition of Phillips. Because of the uncertainty associated with Phillips, we cannot predict the future trend in gross margin.

         Product research and development expenses. Our expenditures on product research and development were $382,318 in 1998 and decreased to $230,075 in 1999. This 43% decline in 1999 was due to less funding being available until late in 1999. Our development funds were focused and allocated primarily to CoverTipTM and other safety products. Because of the infusion of cash in late 1999 and early 2000, we anticipate a significant increase in 2000 for product research and development.

         Depreciation and amortization. Our depreciation and amortization expense was $14,322 in 1998 and increased 522% to $89,069 in 1998. Nearly all of the increase in 1999 is attributed to the acquisition of Phillips and expenses related to its plant and equipment.

         Selling,   general  and  administrative.   Our  selling,   general  and
administrative expenses were $564,543 in 1998 and increased 171% in to $1,616,553 in 1999. Approximately 84% of this increase in attributed to the acquisition of Phillip. Excluding Phillips, our selling, general and administrative expenses increased approximately 27% in 1999 due to an increase in the number of directors and an increase in outside contractor commitments. As we develop our products and commence marketing new products in 2000, we expect these expenses to increase accordingly.

         Interest expense. Our interest expense increased from $312,213 in 1998 to $341,503 in 1999. This 9% increase in 1999 is due primarily to debt services related to Phillips. As we continue to borrow funds to finance our product development, we expect interest expense to increase modestly.


         Net loss. Our net loss in 1998 totaled $1,252,501 and increased to $1,687,621 in 1999. Most of our net loss in 1999 is attributed to our continued development of our products and related expenses, and only nominal revenues realized. Phillips contributed $362,656 to our net loss in 1999.


Liquidity and Capital Resources


         We have financed our operations primarily with proceeds from stock issuances and borrowings. At March 31, 2000, we had cash of $1,315,550 compared to $290,269 at December 31, 1999. Working capital at March 31 2000 was a negative $590,596 compared to negative working capital of $860,981 at December 31, 2000.

         Net cash provided by our financing activities in 1999 and 1998 was $599,417 and $310,347, respectively. This cash primarily resulted from the sale of common stock and proceeds from debentures. In February 2000 we realized $1,000,000 from the issuance of Debentures to which this prospectus relates. We received an additional $500,000 in May 2000 and will receive another $500,000 from Debentures upon effectiveness of our registration statement. We anticipate that these funds will help finance our operations for the remainder of fiscal 2000. Additionally, we have the equity line of credit to draw upon for funds as required.

         Net cash used by our operating activities in 1999 and 1998 was $244,534 and $231,691, respectively. This is attributed primarily to our net loss in both 1999 and 1998. These results were partially offset by the issuance of common stock for services and interest in 1999 of $703,343, and in 1998 of $577,159.


         Net cash used by operating activities for the first quarter of 2000 was $1,081,243 compared to $41,737 for the 1999 first quarter. This is primarily attributed to the increased net loss for the 1999 period. The results were partially offset by the $1,903,711 in common stock issued for services and interest, and $1,212,418 realized from writing down assets from discontinued operations during the first quarter of 2000.

         Net cash used from investing activities in 1999 and 1998 was $140,097 and $5,351 respectively. The 1999 results are primarily attributed to the purchase of fixed assets and increase in our patent costs. For the first quarter of 2000, net cash used was $21,821 compared to $10,016 for the 1999 period. The 2000 results are also due to the purchase of fixed assets and increase in patent costs.


         We are currently technically in default on one note payable to an individual totaling $12,500. This note holder has not demanded repayment and we continue to accrue interest on that outstanding note.


         At March 31, 2000, we had total assets of $1,870,228 and a stockholders' deficit $1,067,815. In comparison, at December 31, 1999, we had total assets of $2,105,780 and stockholders' deficit of $43,535. The decrease in total assets for the quarter is primarily due to writing down of assets, although partially offset by the increase in cash.


         We believe that the net proceeds from the sale of the Debentures in February 2000, together with our existing cash and other funding commitments, will be sufficient to fund our operating losses, capital expenditures and working capital requirements through 2000. We anticipate that in the future we may seek additional equity or debt capital through private sources and/or a public securities offering. However, there can be no assurance that we will successfully secure new funding or complete any such offering. Other that the Debentures and our line of credit agreement, we do not have other definitive agreements for new financing.

         In November 1999, we signed a subscription agreement and arranged other private funding from a group of physicians and other private investors to provide up to $1.5 million of operating capital. By March 2000, we completed a total of up to $14 million in additional potential financing commitments. Initial proceeds are being used primarily to begin the production and commercial launch of the CoverTipTM. Additional funds, as realized will be used for the further development of CoverTipTM, PreSafTM, SofDrawTM and other general corporate business.

         We anticipate that we will increase development and marketing of our products as funding is realized. We also believe that because of the ongoing litigation concerning Phillips, we cannot accurately predict the impact that Phillips will have on our 2000 operations.

         In our opinion, inflation has not had a material effect on our operations.

Recent Accounting Pronouncements

         The Financial Accounting Standards Board has issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. It requires that all items required to be recognized under current accounting standards as components of comprehensive income, be reported in a financial statement with the same prominence as other financial statements. SFAS No. 131 establishes standards as to how public companies report financial information about operating segments in annual financial statements. It requires reporting of selected information about operating segments in interim financial statements issued to the public and establishes standards for disclosure regarding products and services, geographic areas and major customers. Implementation of the new standards did not have a material effect on our financial statements.

         SFAS No 132. Employers' Disclosures about Pensions and Other Postretirement Benefits," standardizes disclosure requirements for pensions and other postretirement benefits. It requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. Adoption of this statement did not have a material impact on the our financial statements.

         SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. We believe the adoption of this statement will have no material impact on our financial statements.

                                    BUSINESS

         In 1992, we acquired Medisys Technologies, Inc., a private Louisiana corporation created initially to develop the SofCepsTM Birth Assistance Safety Device concept. Since 1992, we have become a diversified medical company that designs and develops medical device products for use in the healthcare industry. We presently have several medical safety devices in various stages of development. Our current emphasis is on the commercialization of the CoverTipTM Hypodermic Safety Syringe.

         In December 1998, we acquired 100% of the outstanding capital stock of Phillips Pharmatec Labs, Inc., a contract manufacturer of over-the-counter complementary health care products. Phillips operated as an independent company that manufactured nutriceutical health products of other companies on a contract basis. In addition to Phillips' ability to produce vitamins, mineral supplements, herbal therapy and diet aids under private labels, we believed that the acquisition would provide the internal capability of assembling our own proprietary products and other medical devices. However, Phillips incurred substantial losses and has ceased operations. We are presently involved in litigation with the founders of Phillips to rescind the acquisition.


Industry Overview

         We believe the demand for existing and newly developed healthcare products continues to be strong, with an emphasis on containment of healthcare cost. Our strategy is to design and develop medical device products that address concerns of cost and safety. We further believe that medical device safety features, commanding a reasonable cost differential from standard, non-safety devices, will ultimately lower the cost of health care, enhance patient care and healthcare worker safety.

         Currently, we are emphasizing the development of the CoverTipTM and other related products that are intended to reduce the occurrence of accidental needlesticks in the healthcare workplace. We believe that our safety medical devices can assist healthcare employers in meeting new safety standards established by the Occupational Safety and Health Administration (OSHA) and legislation in various states.

         We anticipate a growing market due to the conversion to advanced safety protection devices that protect healthcare workers against the potential danger from accidental needlesticks. The transfer of infectious diseases from accidental needlesticks result in enormous economic and social costs. The possibility of accidental infection from AIDS (HIV), Hepatitis and other communicable diseases is a critical issue for healthcare workers, medical professionals, and healthcare institutions. There are over over 4 million healthcare workers in the United States alone.

         Among the many applications for needles in the medical setting are the injection of drugs (hypodermic syringes) and the drawing of blood and other bodily fluids (blood collection needles). Recent studies estimate that as many as 800,000 accidental needlestick occur each year in the United States. The rate of accidental needlesticks reported by the Centers for Disease Control (CDC) was one occurrence for every 250 injections made. We believe that this number is much higher because many incidents are not reported. The potential for transmission of the Hepatitis C (HCV), Hepatitis B (HBV) and the HIV (AIDS) viruses can occur from just one needlestick. The potential cost of a single contaminated needlestick injury is estimated between $250 and $2,302 just for evaluation and testing.

         Although the incidence of AIDS contracted through accidental needlesticks is low, the occurrence of Hepatitis and other infectious diseases compounds the problem and cumulatively results in high cost, liability, long-term care and productivity losses. For both Hepatitis B virus and HIV infections, the primary source of exposure is, according to the CDC, a contaminated dirty needlestick.


         On September 30, 1998, California enacted legislation that made it the first state in the nation to require the use of safety needles to protect health care workers from hazardous needlesticks. California created a model for a
national standard now endorsed by federal  guidelines.   Tennessee,  Maryland
and Texas enacted legislation in 1999, followed by New Jersey, Minnesota, West Virginia, Michigan and Georgia in 2000. Twenty-four other states and the District of Columbia have introduced, or are drafting, safety needle legislation.


         Federal mandates for the use of sharps blunting systems for syringes were established in November 1999. OSHA revised its 1991 bloodborne pathogens compliance directive to help minimize the serious health risks faced by workers exposed to blood and other potentially infectious materials, including HIV and the Hepatitis B and C viruses. The new directive emphasizes the importance of an annual review of an employer's bloodborne pathogens program and the use of safer medical devices to help reduce needlesticks and other sharps injuries. In response to the OSHA directive, the American Hospital Association (AHA) issued an advisory statement urging its members to comply with state regulations. The CDC also issued an alert recommending the use of devices with safety features, which are an integral part of the device design, operate passively without requiring user activation, cannot be deactivated, and remain protective through the disposal procedure. We believe that national attention on the compelling need to adopt safety medical devices will focus increased attention on our products. We further believe that the use of safety needle products is likely to increase significantly over the next several years.

         The Safety Needle Syringe Market

         The August 1998 Theta Report #850 on disposable medical supplies estimates that 6.6 billion syringes were sold in the United States in 1997. Theta forecasts that the U.S. market will grow at an annual rate of between 6.8% and 7.3% through 2001, with total syringe sales reaching 8.7 billion units.

         Historically, the needle market has been priced competitive with little differentiation between products. New regulatory requirements, economic pressures to avoid product liability suits, negative publicity and pressure from healthcare worker organizations and medical safety advocates are strong motivators to the healthcare industry to adopt a relatively low-cost, easy-to-use safety syringe. In addition to price, needle suppliers are now competing for market share based on operating and safety features. The Theta report suggests that in 2001, while having a 75% market share, safety syringes will command more than a 66% selling price premium over non-safety syringes. Theta predicts a 15% yearly U.S. growth rate in safety blood collection devices. The target markets for these devices include: (1) hospitals of all types (6,300 in the U.S.); (2) private practitioners (600,000 plus in the U.S.); (3) home healthcare providers; (4) clinics; (5) nursing homes; and (6) EMT units. The global market has been estimated to be twice the size of the U.S. market.

         Until recent state legislation and more exacting regulatory directives compelled the healthcare industry to consider the safety aspects of medical devices, the industry was reluctant to convert from standard syringes to safety syringes because of the added costs and difficult technique changes necessary to use the cumbersome devices now on the market. Safety devices currently in the marketplace are more complicated to use than standard devices. Typically, the operator must use a new methodology, either during or after the injection process. Sleeve syringes are awkward to use, provide inadequate protection and are susceptible to reuse by intravenous drug users. Retractable syringes incorporate retraction technology that requires some change in operating technique in order to retract the needle permanently into the barrel. Some products require two-handed application techniques, which actually present accidental needlestick opportunities.

         While unit cost is important, overall cost-in-use is critical for adoption of safety devices. Not only do safety syringes on the market cost more to produce than standard syringes, the in-service cost to train healthcare practitioners to use safety syringes places an added burden on the conversion rate. In all cases, current devices force upon the operator a significant change of habit. Activation studies indicate that, despite the potential danger of standard syringes, healthcare workers find it difficult to change long-held habits, especially in a fast-paced healthcare setting. One study found that 25% of the needle injuries since 1993, when the devices began being used by students, came from safety needle devices. The extensive, round-the-clock in-service training required to overcome the difficult technique changes necessary to use many of these cumbersome devices must be factored in.


         Despite the inadequacies of safety devices currently available, we believes that the proliferation of interest and effort to convert to safety needle products, legal requirements, as well as the tremendous support from the healthcare worker community will accelerate conversion to safety syringes. As the safety syringe market begins to demonstrate some differentiation, we believe that CoverTipTM has advantages to products currently in the marketplace and to those about to be introduced. The primary advantage of our safety syringe is its close similarity in use to a standard syringe. The passive, one-handed activation of CoverTipTM offers superior benefits to other available safety syringes. We cannot forecast prices of the CoverTipTM product, but we believe that its safety devices have superior cost benefits and that its production costs will fall below devices with more complicated retractable and sleeve safety technologies and design.

         Diagnostic Sharps Safety

         Blood collection needles are used to obtain a sufficient volume of blood for diagnostic procedures. We recognize that diagnostic sharps applications are a critical area of medical device safety. These medical diagnostic products offer the potential for increased margins due to their high cost of procedure, unique presence in the market, and market specialization.

         Based on our research, we believe that this market segment is largely unexplored and under-penetrated by safety device solutions. We further believe that there is less competition and fewer economic barriers to entry than those apparent in the hypodermic field. These products address a somewhat different customer base than the hypodermic end-user. Radiologists, surgeons and other physicians and specialized technicians are the primary end-users of diagnostic sharps instruments. The specialized and professional aspects of these devices will offer high-margin opportunity to the marketplace.

         Obstetrical Devices

         The market for obstetrical products, both in the United States and worldwide, is substantial. Although declining birthrates are a factor for consideration in western countries, we anticipate a stable growing United States market in the foreseeable future. We believe that the rapidly expanding population growth of third world and Pacific rim countries represents a marketing opportunity for assisted delivery devices and obstetrical products in general.

         The standard assistance device in use today is stainless steel obstetrical forceps. They were developed in the latter part of the 16th Century. Actual traction is exerted slightly below or underneath the mandible and is point concentrated. Slippage of the forceps is almost invited because of natural lubrication, refusal of the fetal skull to conform to existing forceps design, and a myriad of variables which exist from one fetal skull/pelvic relationship to another. Virtually every forceps assisted delivery involves risk of injury to the mother and the baby.

         Stainless steel forceps apply a concentrated gripping force on the fetal head which can result in a series of injuries from minor "forceps marks" to skull fractures with massive brain damage, central nervous system damage and fetal death. The manipulation of the steel forceps in the birth canal often causes maternal injuries ranging from spiral lacerations of the pelvic floor to severe lacerations to the cervix. In both instances, these injuries result in significantly increased healthcare costs associated with post-delivery complications and increased inpatient days. Such injuries are exhaustively dealt with in the medical literature and the obstetrical community would most likely welcome a device that promises a significant reduction in maternal and fetal morbidity.

         The primary device for birth assistance today, and the only other significant attempt to introduce a new product into this forceps arena, has been the vacuum extractor system. The vacuum unit was patented in the late fifties, and in spite of numerous attempts toward refinement, Management believes that the approach still remains plagued with disadvantages. The system grips the upper half of the fetal skull with a suction device and traction is then applied. Use of the system frequently results in hematoma over the fetal skull as well as rebound trauma caused by the device popping off the fetal skull. Once in place, the device precludes manual rotation of the skull. Rotation is frequently required to ease passage through the pelvis. Many obstetricians have experienced difficulties because they resort to twisting on the extractor to accomplish rotation. This can result in serious fetal injury. For these and other reasons, the vacuum system is not the instrument of choice for many obstetricians who continue the use of traditional forceps.

Our Products

Medical Safety Devices

         Our primary focus is the development of sharps safety devices that provide protection to the healthcare professional both during and after medical procedures. Accordingly, we are developing various products, sizes and adaptations for a range of medical diagnostic and treatment applications. Our lead product is the CoverTipTM Hypodermic Safety Syringe.

         CoverTipTM Hypodermic Safety Syringe

         The CoverTipTM addresses each of the major issues associated with current safety syringes while providing benefits over standard intramuscular
(IM) syringes. We believe that the CoverTipTM is superior to safety syringes because of its conformity to unique, but simple, design criteria for safety, ease of use and cost.

         We further believe that the CoverTipTM virtually eliminates the opportunity for an accidental needlestick. First, the CoverTipTM employs a design that provides protection from the sharp needle tip prior to withdrawal from the patient's skin, protecting the healthcare worker during the drug delivery process, as well as during the disposal of the used syringe. This eliminates any contaminated needle exposure to the healthcare worker and offers an advantage over other safety syringes that require extraction from the patient's skin prior to implementation of various needle tip protection methods. Single usage of the syringe is achieved by the locking of the protective sheath.

         Secondly, the device is easy to use with little or no additional training for the healthcare worker. In contrast to other safety syringes, the CoverTipTM is identical to conventional syringes, employing standard syringe usage technique. Further, the CoverTipTM requires no costly instruction, medical in-service training, or habit changes for the healthcare professional. The safety feature is passive and automatic with no additional active steps required of the operator. One-handed usage increases safety. CoverTipTM is used just as any standard syringe with insertion of the needle into the patient's skin and depression of the syringe plunger to inject the medicine. As the syringe plunger is depressed, it automatically engages a micro-thin safety sleeve that slides down to cover the tip of the needle after penetration of the skin and subsequent insertion of the medicinal fluid. The needle blunting occurs prior to removal from the patient's skin, offering added protection to the healthcare worker.

         Third, the device is more reliable because it relies entirely on positive mechanical action rather than on buttons, releases, springs, vacuums, or other such complicated additional steps. Finally, the design is economically acceptable, holding down production costs to a reasonable level as compared to both safety devices and current standard products. It is anticipated that the CoverTipTM safety syringe will maintain reasonable margins for medical devices as it reduces prices as substantial market penetration and high volume production are achieved.

         On May 15, 1998, we received FDA 510(k) clearance to market CoverTipTM. We are presently pursuing specialty applications for CoverTipTM and have begun a pre-market campaign in preparation for the customary market introduction/evaluation of the product.

PreSafTM Lever Fulcrum Hypodermic Syringe

         PreSafTM is an intramuscular injection safety syringe designed primarily for prefilled syringe application. PreSafTM allows medication to be injected into the patient directly from a pre- filled vial. The pre-filled vial containing fluid medication is an existing component used by many pharmaceutical manufacturers. These applications typically include flu shots, pneumonia shots, AIDS serums, and other epidemic treatment or prevention therapies. Like CovertipTM, PreSafTM provides automatic passive protection before withdrawal from the patient. We have received a U.S. patent on this product idea. Concept design is essentially complete. Prototypes and clinical development should begin by the fourth quarter of 2000. This device will be marketed as an OEM product and sold to pharmaceutical distribution producers of prefilled syringes.

Diagnostic Sharps Safety


         We have developed, or are developing, a variety of devices with commercial potential. These devices work with standard blood collection needle accessories and are similar in appearance, size, and performance to conventional devices. The primary difference is the safety feature activated by the proprietary safety needle mechanism. Some of these devices are ready to enter the final phases of commercialization.


         SofDrawTM

         SofDrawTM is a blood/fluid collection syringe designed to protect the clinician from an accidental self-puncture with a contaminated needle during the collection of blood or bodily fluids and through the transfer of fluids into vials for transport and study. Current procedures use standard syringes, usually 15cc or larger, as the operator either draws blood or aspirates fluid. Fluid aspiration is typically performed by physicians or other highly specialized technicians. In either case, the skin of the patient is punctured and, after collection, the contaminated needle is withdrawn with the sharp exposed. Transferring the fluid into vials involves multiple opportunities for accidental self-puncture. Importantly, intramuscular safety syringes, cannot be used because the safety mechanisms rely, at least in part, on forward movement of the syringe plunger/piston assembly which would risk a potentially fatal air embolism. This procedure requires its own distinctive safety product since removing fluid from the body relies on rearward movement of the syringe plunger/piston assembly.

         The U.S. patent has been issued, all filings are current and initial design development is complete through prototyping. A 510(k) application for marketing of the device should be filed with the FDA when the working design is finalized in the year 2000. Given the shared technology between this device and the CoverTipTM syringe, we anticipate a fast track clearance for marketing by the FDA, although this cannot be assured. A Continuation in Part (CIP) application to cover features allowing large volume drainage without syringe barrel change is in process.

         We intend to market this specialized product directly to both OEM blood and fluid collection tray assemblers and specialty markets, such as physicians and phlebotomists. Orthopedists will be a specific target customer group for the use of SofDrawTM during the drainage of knee and shoulder joints.

AmnioSafTM

         This safety syringe device is designed to protect both the physician and the fetus during amniocentesis. Protection of the fetus is provided through reduction of the risks of eye, thorax, cord, or placental puncture. Patent, development, and regulatory status are similar to SofDrawTM. AmnioSafTM will be marketed to obstetricians and gynecologists (OB/GYN) and will complement the Women's Health aspects of the Medisys Medical Safety Product portfolio.

VacuSafTM

         This device, using CoverTipTM technology in combination with an adapted passive energy source, covers and protects the sharp of a blood collection needle while it is still in the vein. The safety mechanism is activated and locked with the first use of a vacuum specimen tube. The sharp is rendered safe prior to withdrawal. The device provides protection to the user and waste handlers and produces the added benefit of protecting the vein lumens during the collection procedure. Version "Select" permits selection of needle gauge for use with a single adaptive shroud, while version "Fixed" is a pre-assembled unit, and safety mechanism, fixed to the shroud. Final design concept is essentially complete and working models have been fabricated. We have obtained a clear patent search and the U.S. patent application is in progress and is anticipated to be ready for filing in the second quarter of 2000, although this cannot be assured.

         BxDrawTM Fine Needle Biopsy Safety Device

         We were granted a U.S. patent for the BxDrawTM in November 1999. BxDrawTM addresses the safety needs of diagnostic surgeons, such as orthopedic and general thoracic surgeons, radiologists, and other healthcare professionals, who may become exposed to bloodborne pathogens during fine needle fluid aspiration treatment. We believe that BxDrawTM is the first safety device in this product category. It is a physician specific device. The device provides user protection and reduces risks of carcinogen cell "needle tracking". It also doubles as a post procedure safe carrier for transport to pathology. Development and regulatory status are similar to SofDrawTM.

         BX-T-DrawTM OBTSN (Obdurated Titanium Safety Needle)

         The BX-T-DrawTM is designed for use with MRI (Magnetic Resonance Imaging) placement to take a tissue sample with a cutting needle. Concept design is complete and we have obtained a clear patent search. We will file a U.S. Patent application when final design alternatives are complete. This is anticipated in approximately the third quarter of 2000. As with the BX, the BX-T- DrawTM device will be specialty marketed to Radiologists, Oncologists, general surgeons and other diagnosticians.

         CoverStikTM

         The CoverStikTM permits safe collection of capillary blood. A small cutting blade is passively and automatically retracted into a protective housing concurrent with skin puncture. Applications include checks for glucose levels, clotting, and blood gases. As a system, CoverStikTM protects the user and eliminates reusable carriers, which contaminate easily and are known sources of pathogen transfer, particularly hepatitis. Conceptual design work is complete. We have obtained a clear patent search and will file a patent application as soon as final design alternatives are complete.

Obstetrical Device Market

         Although we are presently concentrating on the development and marketing of the CoverTipTM and related products, we intend to pursue completion of the design and development of the SofCepsTM and AmnioSafTM Ob/Gyn safety devices as financial resources become available. However, there can be no assurance that another company will not complete development of a similar product and file for patents before us.

         SofCepsTM

         Our primary women's health device is an obstetrical tractor birth assistance delivery device known as SofCepsTM. SofCepsTM was designed, in part, to replace traditional steel obstetrical forceps and vacuum extractors used to assist child birth. SofCepsTM is intended to offset the possible negative obstetrical consequences of epidural anesthesia. In many instances, anesthesia may slow or interrupt fetal descent through the birth canal and diminish the ability to produce voluntary and involuntary contractions during delivery. SofCepsTM is a disposable, soft and thin double-walled multi-fiber braided axial gripping cylinder, which is placed over the fetal skull with a simple application system. It is designed to uniformly distribute assisting traction forces about the circumference and longitudinal surface areas of the fetal skull.

         SofCepsTM is designed to replace traditional steel obstetrical forceps and vacuum extractors. We believe that maternal/fetal injuries associated with the use of these devices will be reduced with the adoption of this new approach. Maternal injuries caused by forceps range from spiral lacerations to severe lacerations of the cervix resulting in increased in-patient time, major surgical repair, incontinence, sexual disorders, protracted discomfort, death, and substantial increases in health care costs. Infant injuries due to the use of forceps include minor "forceps marks", fractures of the fetal skull, central nervous system (CNS) deficit (cerebral palsy), severe mental retardation, blindness, deafness, and death. Injuries may also include slowed development of motor skills and learning disability.

         The vacuum extractor was developed as an alternative to traditional steel obstetrical forceps, but after over thirty years of use it still presents clinical problems. The operative feature of the device is a suction cup that is applied over the crown portion of the fetal skull where traction forces are concentrated. Improper traction can result in the device "popping" off the fetal skull with secondary rebound trauma being transmitted to the intracranial area. Hematomas over the skull have been noted due to the use of the vacuum extractor. Use of both forceps and vacuum extractors require a high degree of skill and training.

         The need for safe, reliable birth assistance creates a base need for replacement of current devices. Potential customers for the SofCepsTM product include obstetricians, managed care organizations, hospitals and patients (consumers). The simple technology that SofCepsTM employs will be of particular appeal in third world countries and should offer strong market opportunities.

         Clinical testing of SofCepsTM was conducted between October 1993 and the first quarter of 1998. During the first year of testing, it was determined that SofCepsTM presented little, if any, risk of maternal injury. In April of 1995 a term stillborn was successfully delivered with the device. During this procedure, application over the fetal head was accomplished and we concluded the device was clinically effective in assisting completion of the delivery. Remaining design improvements are necessary to offer obstetricians an easy and safe application system. The long-term plan is to secure adequate research and development capital and complete the final commercial design of SofCepsTM.

Other Products

         VetCepsTM Obstetrical Tractor

         VetCepsTM is a veterinary application of the SofCepsTM obstetrical tractor. We enjoys patent protection for veterinary application in bovine (cattle), ovine (sheep), and equine (horse) obstetrics within its original patents. This product has been sold commercially in eight foreign countries and the United States. Because we are presently emphasizing the development of our sharp's safety devices, VetCepsTM is a candidate for joint venture or divestiture.

         DisKlipTM

         DisKlipTM is a latex free securement device used in connection with the management of standard intravenous administration of medication (IV) and other medical tubing and lines. DisKlipTM is a simple and inexpensive disposable (single-use) securement device designed to afford the medical provider with an easier, more efficient means to attach and manage medical tubing.

         We believe that DisKlipTM requires little or no personnel training and will result in savings in nursing time. Additional designs were constructed to accommodate various locations of the body such as: MultiKlip, for management of multiple tubing/lines; KidKlip, a pediatric version; and The Freedom IV device, a retractable IV line management device. We have suspended market sampling and testing while we concentrate on other products. DisKlipTM is also a candidate for joint venture or divestiture.

         Re-TyTM

         Re-TyTM is a releasable, adjustable and reusable "cable tie" product group that was developed originally to enhance the VetCepsTM device. We have three designs: side release, top release and enscoping; all of which are intended for out license to industrial users.

         Limited market sampling and testing of the top-release version was conducted to determine the viability of the product in the marketplace prior to manufacture and packaging. Because of the shift in our primary focus, we believe Re-TyTM may be a candidate for joint venture or divestiture.

Manufacturing

         CoverTipTM

         As we realize adequate funds from our financing commitments, we intend to commence production and commercial launch of CoverTipTM. We also anticipate using funds to complete the regulatory approval process and prototype production of PreSafTM and SofDrawTM.

         We believe that the manufacturing of our products should be outsourced through experienced syringe contract manufacturers. This, we further believe, will provide sufficient product supply for successful commercialization of our safety medical devices.

         On January 19, 2000, we entered into a multi-phase, proprietary agreement with Dispomedic 2000, a syringe manufacturer based in Dimona, Israel, for the production of CoverTipTM. We believe that Dispomedic has rapid response and large-volume capabilities that will provide the capacity necessary for us to expand into the safety syringe marketplace. Under the general terms of the agreement, Dispomedic has been granted an initial committed contract to begin manufacturing the CoverTipTM.


         Dispomedic also holds incentive-based options to acquire shares of our common stock in return for achieving 12-month production targets for up to one million of our CoverTipTM safety syringes. Under the agreement, we initially provided a $500,000 cash payment to Dispomedic and we were granted an option to purchase an interest in the company. We subsequently elected not to exercise that option. As a further term of the agreement, Dispomedic will form a marketing company, owned in part by us, for marketing and sales outside North America.


         As the first stage of the multi-phase agreement, Dispomedic accepted a purchase order from us to manufacture a pilot quantity of syringes, valued at $3 million, for direct sales. This previously announced order, marked as prepaid, represents the first capital investment by Dispomedic and a significant asset for us. The order allows us to achieve a pilot commercial presence in the marketplace. Delivery of the first shipment is anticipated during the second quarter of 2000.

         Due to the large capital investment required to manufacture multiple quantities of the CoverTipTM product, a later phase of the CoverTipTM market introduction campaign may involve additional third-party, big-company partners. We may explore joint venture arrangements that can address the manufacturing and marketing requirements effectively enough to gain significant market share for the medical device product category.

Marketing

         Our present multi-phase marketing strategy for CoverTipTM is to pursue syringe customers in states that have safety syringe legislation in place. Many healthcare institutions are tied into buying groups, group purchasing organizations (GPO's), which contract with major suppliers. Large GPO's have traditionally awarded exclusive contracts to their biggest suppliers, but they are responding to mounting pressures for conversion to safety syringes by signing less exclusionary contracts. Managed care organizations and insurers assume the burden of liability both for treatment and damages associated with accidental needlesticks. Recent GPO contracts contain provisions permitting the GPO to evaluate safety devices and enter into additional contracts with suppliers who have break-through technologies. We believe that our safety devices will qualify for GPO evaluation procedures, although this cannot be assured.

         In addition, we intend to target non-GPO hospital and specialty customers, a potentially sizable niche market. Minimal market acceptance of CoverTipTM and its companion patented safety needle devices in niche markets will position us to acquire a competitive presence and brand recognition as the larger institutional market converts to safety products. As the superiority of the CoverTipTM device is validated in niche markets, we will concurrently implement the GPO test markets necessary for an upgrade to CoverTipTM in the high-volume hospital market. This approach allows us to prepare some mass-market sales while generating early revenue in the niche markets.

         We plan to market our medical safety device products in the U.S. both through traditional and innovative independent distribution channels and directly to end-users. These will include Internet and direct marketing. We will augment our marketing program with consulting marketing specialists and the engagement of a medical device marketing agency. Sales of CoverTipTM will be directed by sales specialists, who will be hired to complement the efforts of sales brokers. Products will be shipped both directly and by medical distribution companies. Specialty sales and distribution personnel will be engaged to market to clinics, physicians, outpatient and treatment centers.

Competition

         We face competition from many companies with significantly greater financial resources, well established brand names and large customer bases. We believe that the advent of required safety device legislation will enhance comparisons of the various safety devices available by the end users. For the near term our principal product will be the CoverTipTM we will be competing with several major manufacturers such as Becton Dickenson Kendall and Tyco.

         We believe that the principal competitive factors in our market include:

         o comparative price and general customer acceptance of increased cost of safety devices;

         o actual usage experience of various devices and acceptability of users, primarily nurses; and


         o        production   capability  of  various   manufacturers  and  the
                  Backlog


         We presently do not have a backlog for any of our products and do not foresee a backlog in the immediate future.

Patents and Trade Secrets

         We own 19 U.S. patents and one foreign patent protecting the SofCepsTM, CoverTipTM, SofDrawTM, Multi-DrawTM, VetCepsTM, DisKlipTM, and Re-TyTM devices. These consist of U.S. Patent numbers 5122148, 5217467, 5318573, 5460611,
5496283,  5573539,  5593413,  5632750,  5681290,5687455  (two  device  patents),
5720727,  5785662, 5836054,  5846228,5910146,  5964735, and 5993418. We also own one letters patent protecting the SofCepsTM device (no. 669116) from Australia. Eleven of the issued patents are being prosecuted internationally.

Additionally, we have pending a mix of seven original and/or CIP applications.

         We have filed six U.S. trademark applications preserving its right to use the trademarks "SofCepsTM", "VetCepsTM", the "Medisys(R)" logo, "DisKlipTM", "SofDermTM", and "CoverTipTM". As we proceed with the commercialization of these and other products, we will file U.S. and foreign trademark applications to protect selected product names.

         We intend to obtain copyright protection on our product packaging, instruction sheets, and such other materials that we believe are significant to warrant procurement of copyrights.

Government Regulation

         Generally, all medical devices are subject to FDA regulation under the Medical Device Amendments of the Federal Food, Drug and Cosmetic Act. Devices are classified into one of three categories; Class I, Class II or Class III, depending on their intended use and upon the degree of regulation necessary to provide reasonable assurance of their safety and effectiveness. The class into which any specific device is placed determines the requirements that must be met before a manufacturer may distribute the device in interstate commerce. Section 510(K) of the Medical Device Amendments provides for a pre-market notification requirement. Manufacturers intending to market a new or significantly modified device must submit to the FDA a pre-market notification. This notification must establish substantial equivalence in terms of safety and effectiveness, to a device already on the market in the United States prior to 1976, or to a device marketed after that date that has been determined to be substantially equivalent. The notification must be submitted at least 90 days prior to introducing the device into interstate commerce, or otherwise holding or offering the device for commercial distribution. No prototype is required, however, additional data from testing may be requested.

         Within 90 days of receipt of the pre-market notification, the Center for Devices and Radiological Health ("CDRH") determines whether the device is "equivalent". If the device is deemed equivalent, it can be marketed. If the CDRH determines that a device is not equivalent, the manufacturer may resubmit the 510(k) notification with new data, file a reclassification petition, or submit a pre-market approval application ("PMA"). A PMA is required instead of the Section 510(k) process only if the device is held to be a Class III device. Class III devices are those represented to be life-sustaining or life-supporting, are implanted in the body, or present potential unreasonable risk of illness or injury. Class III devices are subject to a more rigorous FDA approval process that generally required the completion of three major steps. The first step involves the granting by the FDA of an Investigational Device Exemption ("IDE"), which permits the proposed product to be used in controlled human clinical trials. Upon completion of a sufficient number of clinical cases to determine the safety and effectiveness of the proposed device for specific indication, a PMA is then prepared and submitted to the FDA for review. This extensive submission includes design, manufacturing, quality control and clinical data to substantiate the proposed device's compliance with FDA manufacturing regulations as well as to support its medical effectiveness. Upon acceptance by the FDA of the PMA, the third major step, a public review if the data by an advisory panel of the FDA, industry and medical professionals takes place. Prior to receiving final approval, a company is inspected by the FDA to verify that its manufacturing procedures meet all requirements of the FDA regulations.

         We believe that all of our primary safety products are "substantially equivalent" to devices already marketed and are therefore exempt from PMA. However, the fact that the SofCepsTM device involves the birthing of babies, our approach has been and remains determined to follow a protocol consistent with all FDA guidelines and to complete all good manufacturing practices prior to marketing the product.

         Prior to Phase I testing of SofCepsTM, we applied to the FDA for a 510(K) exemption from Pre Market Approval (PMA) for marketing the SofCepsTM device. The reviewed our application and testing protocol. Based on Phase I data, we were allowed to continue its fetal demised clinical testing. Because of our change of strategic focus, we have suspended all FDA pursuits with regard to SofCepsTM.

         The CoverTipTM safety device received 510(K) FDA clearance on May 15, 1998. This allows us to market the CoverTipTM device in the U.S. and provides a basis for approvals in other international markets. The approval of the CoverTipTM device should enhance our ability to gain clearance for its other complementary safety devices.

         Other than the FDA, we do not believe that there are any existing or probable governmental regulations that would adversely affect us or our business.

Product Liability and Liability Insurance


         We may be exposed to potential product liability claims by users of its products. Presently, only the VetCepsTM product is in commerce, therefore, we believe there is no immediate exposure to product claims other than from VetCepsTM. We currently maintain general business liability insurance limited to $1,000,000 coverage per occurrence and in the aggregate. We have obtained products liability insurance with $5,000,000 limits for the CoverTipTM safety syringe.


         All materials used in our disposable products are standard medical materials compatible with present methods of hospital disposal in accordance with accepted practices and applicable laws.

Employees


         As of May 31, 2000, we had 7 employees. This includes part-time and full-time employees, managerial staff and executive officers. With the closing of Phillips, all of its employees were terminated. We anticipate adding management and employees in strategic areas, especially marketing, as we draw closer to the point of commercializing our various products.


   In addition to our employees, we use the services of certain consultants on a contract basis. These consultants include, among others, a patent attorney, accountant and bookkeeper, an FDA consultant; development and manufacturing consultant, public relations / investor relations consultants, and marketing and sales consultants.
                                      -33-

Legal Proceedings


         On March 16, 2000, we filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by us from the defendants of Phillips Pharmatec Labs, Inc. We are seeking recission of the acquisition, damages and other relief. We believe that the suit filed is in the best interests of the shareholders and that it should not interfere with our focus and business.

         On May 9, 2000, Messrs. Anderson, Morris and Phillips, defendants in the above action, filed a derivative action lawsuit against us and our current directors (United States District Court, Middle District of Florida - case no. 8:00CV905-T 24F). The complaint alleges corporate waste in the form of excessive salaries and bonuses and other alleged wastes related to Phillips, and seeks injunctive relief and damages. We have not yet responded to the complaint and have not determined whether the action could cause us material damages.

         Phillips is also a party to various legal proceedings. These primarily involve commercial claims and one action involves a former employee. We cannot predict with certainty the outcome of these claims against Phillips or whether the actions, if determined adversely, would not have a material adverse effect on our business or financial condition.


Convertible Debenture Financing


         On February 28, 2000, we completed the offering to AMRO of $1,000,000 face value 6% Convertible Debentures Due August 31, 2001. An additional $500,000 was completed upon the filing of our registration statement, of which this prospectus is a part. A final $500,000 will be completed upon effectiveness of the registration statement. Debenture holders have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount into shares of our common stock. The conversion price for each share shall be equal to the lower of (a) 85% of the market price at the conversion date or (b) $2.00. We will recognize additional interest expense of $300,000 due to the 15% discount to market price. Because there is no minimum price for conversion, if our stock price declines we must issue more shares upon conversion.

         As a provision of the Debentures, we also issued to AMRO stock purchase warrants to acquire 125,000 shares of our common stock at the exercise price of $2.00 per share. The warrants expire on February 23, 2003. The warrants contain provisions to protect against dilution by adjustment of the exercise price and the number of shares issuable under them upon the occurrence of certain events. These events include a merger, consolidation, disposition of assets, stock split or reverse stock split, stock dividend or recapitalization. The exercise of the warrants is payable either in cash or by cashless exercise. In that event, the number of shares issuable pursuant to the warrant having a market value (as determined using the then-current market price of the common stock) at the time of exercise equal to the aggregate exercise price, are canceled as payment of the exercise price. We also issued Jesup & Lamont warrants to purchase 75,000 shares of common stock under the same terms as those issued to AMRO.

         The Debenture was not registered under the Securities Act and, therefore, the Debentures, warrants and underlying shares of common stock are deemed "restricted securities." As a provision of the Debenture, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock into which the Debentures are convertible and underlying the warrants. We are further obligated to register sufficient shares to accommodate conversion at a reduced market price from current levels.
Accordingly, we must register at least 200% of the shares issuable upon conversion of the Debentures base upon the conversion price in effect on the day prior to the filing date.

         This prospectus, which is part of our registration statement, relates to the offer of these shares of common stock by the Selling Stockholders into the public market. All expenses associated with the sale of shares of common stock by the Selling Stockholders will be paid by the Selling Stockholders.


         Upon conversion of the Debentures and warrants into common stock and registration for resale of such common stock, Selling Stockholders' shares will be free of the restrictions, other than restrictions under the Securities Act with respect to persons who may be deemed to be our affiliates.


Line of Credit

         On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private equity financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. Under the terms of the line of credit agreement, we may, from time to time, in our sole discretion, exercise the option to sell
(put) shares of our common stock to Treadstone at a price per share equal to 85% of the average market price during the valuation period related to a particular put. The valuation period is the period of twenty-one days beginning fifteen trading days before the trading date on which a put notice is delivered to us, and ending five trading days after such date.

         Treadstone, at its sole discretion, may purchase up to an additional 50% of the maximum put amount during any individual put period by giving notice to us. The maximum put amount means, as to any individual put date, 4.5% of the weighted average price of our common stock for the three month period prior to the put date, multiplied by the total trading volume for that three month period. There is a mandatory twenty days between put dates, the time when we can put shares to Treadstone, unless waived by Treadstone.


         As a provision of the line of credit agreement, we issued to Treadstone stock purchase warrants to acquire 1,125,000 shares of our common stock at the exercise price of $2.00 per share. The warrants expire on February 25, 2003. We also issued to Jesup & Lamont warrants to acquire 425,000 shares of our common stock at the exercise price of $2.00 per share. All of the warrants contain provisions to protect against dilution and for cashless exercise identical to the warrants issued in conjunction with the Debentures.

         The equity line of credit agreement provides that Treadstone shall purchase up to 6,000,000 shares and we must register for resale the common stock issuable under the line of credit and exercise of warrants. Under the agreement, we are required to register 8,250,000 shares to accommodate the line of credit shares, warrant shares, and any additional shares that may be issued if Treadstone exercises certain options.


         Registration enables Treadstone to resell its common stock from time to time in the market or in privately-negotiated transactions. We will prepare and file amendments and supplements to the registration statement as may be necessary in order to keep the registration statement effective as long as Treadstone holds shares of our stock or until such shares can be sold pursuant to an appropriate exemption from registration. We have agreed to bear certain expenses (other than broker discounts and commissions, if any), including Treadstone's legal fees not to exceed $15,000 plus $1,500 per closing of a put.


         As soon as practicable after the effectiveness of the registration statement, most likely within two weeks, we plan to draw down the maximum initial amount permitted under the equity line. Based on the three-month average price of our stock of $1.4485 per share and our three-month trading volume of 7,544,500 shares at of June 6, 2000, we would be entitled to approximately $418,000 in connection with our first drawdown. We expect to continue to effect subsequent drawdowns of the applicable maximum amount available under the equity approximately every 30 days, or as we deem prudent and necessary based upon our corporate needs.

         Our ability to put shares of our common stock to Treadstone is subject to certain conditions and limitations, including, but not limited to the following:

         o the registrations statement, of which this prospectus is a part, must have previously become effective and shall remain effective on the date of each put;


         o our representations and warranties to Treadstone set forth in the equity line of credit agreement must be true and correct in all material respects as of the date of each put;

         o no statute, rule, regulation, executive order, decree, ruling or injunction shall be in effect that prohibits, nor any action, suit or proceeding shall be in progress, pending or threatened that seeks to enjoin or prohibit, the transactions contemplated under the equity line of credit agreement, or otherwise has a material adverse effect on our business, operations, properties or financial condition;

         o at the time of a put, there shall have been no material adverse change in our business, operations, properties, prospects or financial condition, except as disclosed in our reports filed with the SEC pursuant to the Exchange Act; and

         o our common stock shall not have been delisted from its principal market (currently the OTC Bulletin Board) nor suspended from trading.

         We cannot assure you that we will satisfy all conditions required under the equity line agreement with Treadstone, or that we will be able to sell any shares to Treadstone thereunder.

         Both AMRO and Treadstone (or any other underwriter) have the right to review this prospectus, the registration statement, and our records and properties to obtain information about us and the accuracy of this registration statement and prospectus. AMRO and Treadstone have the opportunity to comment on the registration statement and prospectus, but Treadstone is not entitled to reject a put by us based on their review. AMRO and Treadstone may be entitled to indemnification by us for any lawsuits based on language in this prospectus with which they do not agree.

                                   MANAGEMENT

Executive Officers and Directors


         Our executive officers and directors, their ages and positions held as of May 31, 2000, are as follows:


Name                             Age      Position
----                             ---      --------

Edward P. Sutherland.............   53    Chairman, Chief Executive
                                          Officer, Treasurer and Director
Kerry M. Frey....................   54    President, Chief Operating
                                          Officer and Director
William David Kiesel.............   55    Director
Dr. Robert L. diBenedetto........   70    Medical Director and Director
Dr. Timothy Andrus...............   50    Director
Dr. Charles Potter...............   51    Director

         Currently we have six members on our board of directors. Each of these directors will hold office until the next annual meeting of our stockholders. Each director holds office until that director's successor is elected and qualified.


         Mr. Edward P. Sutherland has served as a director and Chairman of the board of directors since 1992. In addition, he served as President from 1992 to 1998. Mr. Sutherland was a co-founder of our company in 1992. Mr. Sutherland was in private law practice from 1974 until he co-founded our company in 1992. Mr. Sutherland received a Bachelor of Arts Degree from Louisiana State University in 1968 and a Juris Doctor Degree from Louisiana State University in 1974 and is currently admitted to practice law in New York and in Louisiana.


         Kerry M. Frey has served as a director since 1994 and has been our President and Chief Operating Officer since 1998. Prior to joining our company, Mr. Frey was associated with Johnson and Johnson for 21 years where he served as a vice president of sales and marketing. Mr. Frey received a Bachelor of Arts Degree from Southeastern Louisiana University in 1969.

         Dr. Robert L. diBenedetto was a co-founder of our company in 1992 and has since been a director. He received his Doctorate of Medicine in 1952 from the Louisiana State University Medical School. Dr. diBenedetto has been engaged in the private practice of Obstetrics and Gynecology from 1959 to the present. He is also affiliated with Our Lady of the Lake Hospital, Baton Rouge General Hospital and Earl K. Long Hospital.


         William David Kiesel was a co-founder of our company in 1992 and has since been a director. During the past 25 years he has been actively engaged in advising numerous start-up businesses. His services include that of structuring research and development programs, financial planning, management, marketing and sales of new products. Mr. Kiesel presently serves as the business manager of his own patent law firm.

         Dr. Timothy Andrus became a director of our Company in November 1996. He received his Doctorate of Medicine from the Louisiana State University Medical School in New Orleans in 1975 and completed his residency in Obstetrics and Gynecology there in 1979. He is Board Certified in Obstetrics and Gynecology and has been in private practice for 16 years in Baton Rouge La. Dr. Andrus currently serves on the Board of Directors of Woman's Hospital. Dr. Andrus also received an MBA from Louisiana State University in Baton Rouge.


         Dr. Charles Potter was appointed as an interim Director in the fall of 1999. He received his training at Michigan State University in Lansing, Michigan and at Washington University School of Medicine in St. Louis, Missouri. He is Board-certified in Otolaryngology and is in private practice in Springfield, Illinois.


Committees of the Board of Directors


         Our compensation committee was appointed in 1999 and currently consists of Dr. Andrus and David Kiesel. The compensation committee reviews and evaluates the salaries and incentive compensation of our management and key employees. All decisions of the compensation committee are currently subject to the review and approval of our board of directors.


         Our audit committee presently consists of Dr. Potter, Dr. diBenedetto and Mr. Kiesel. It is responsible for reviewing the scope of annual audits, considering specific problems and questions that arise during the course of audits, monitoring the adequacy of accounting and audit controls, and such other functions as the board of directors may from time to time delegate to it. Our audit committee must report to the board of directors when asked to do so.

         Our executive committee consists of Messrs. Sutherland, Frey and Kiesel and is authorized to exercise the powers of the board during intervals between board meetings. A nominating committee consisting of Dr. Potter, Mr. Frey and Dr. Andrus, reviews the qualifications of potential candidates for the board, evaluates the performance of incumbent directors and recommends to the board nominees for election to the board at the annual meeting of stockholders.

Director Compensation

         We currently do not provide cash compensation, other than reimbursement of expenses, to any member of our board of directors. However, we do compensate directors with shares of our common stock as follows:

         o each member of the board of directors receives $800 in stock per meeting attended in person;
         o the Chairman of the board receives $1,000 in stock per month and $1,800 in stock per meeting;
         o the Secretary receives $600 in stock per month and $1,600 in stock per meeting; and
         o each committee chairperson is paid an additional $300 in stock and committee members receive $200 in stock per meeting.

         Issuance of the shares is based on the closing bid price of the our shares on the last day of the month following the meeting. Out of town directors are reimbursed for reasonable travel expenses. Board compensation policies are reviewed annually.


Executive Compensation

         The following table sets forth the cash compensation paid by us to our chief executive and chief operating officer for the past three fiscal years.


                                            Summary Compensation Table

Name and                                                                             Other
Principal                                                                            Annual              All Other
Position                                   Year       Salary(1)      Bonus        Compensation         Compensation
--------                                   ----       ---------      -----        ------------         -------------
Edward P. Sutherland                       1997         56,621        -0-              -0-                 17,930
C.E.O.                                     1998           -0-         -0-              -0-                   -0-
                                           1999         46,154        -0-              -0-                   -0-

Kerry M. Frey,                             1997         52,750        -0-              -0-                 19,644
President and                              1998           -0-         -0-              -0-                   -0-
C.O.O.                                     1999         46,154        -0-              -0-                   -0-

------------------------

         (1) As of December 31, 1999 we have accrued salaries. Prior to fiscal 1999, these accruals were compromised and deferred into the future for the issuance of shares of our common stock or for interest bearing notes.

Employment Agreements

         We have entered into employment agreements with Edward P. Sutherland and Kerry Frey, each providing for an annual base salary of $150,000. The agreements call for annual increases for each of the next two years. This base salary has remained constant for the last three years. However, we have been unable to pay the salaries in full and no cash salary was paid in 1998. Messrs. Sutherland and Frey have agreed to defer all or part of their cash compensation by accepting shares of our common stock or interest- bearing promissory notes as a compromise to wage claims. The note portion of the deferral was satisfied in early 2000. Their contracts also provide for expense and medical reimbursement and other incentive based bonus compensation.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth beneficial ownership of our common stock as of May 15, 2000, by (1) each person known by us to own beneficially more than 5% of the our common stock; (2) each director who owns shares of our common stock; and (3) all directors and executive officers as a group.


Name and Address of                Number of Shares          Percentage of
Beneficial Owner                   Beneficially Owned(1)      Ownership
----------------                   ---------------------      ---------
Timothy Andrus *                     880,705(2)                   1.5%
  144 Napoleon Street
  Baton Rouge, LA 70802
Robert L. diBenedetto *              711,464(3)                   1.1%
  781 Colonial Drive
  Baton Rouge, La 70806
Kerry Frey *                       2,009,917(4)                   3.4%
  144 Napoleon Street
  Baton Rouge, LA 70802
William David Kiesel *             2,733,508(5)                   4.6%
  2355 Drusilla Lane
  Baton Rouge, LA 70809
Charles Potter *                   6,249,978(6)                 10.3%
  1025 South 7th Street
  Springfield, IL 62703

Name and Address of                Number of Shares          Percentage of
Beneficial Owner                   Beneficially Owned(1)      Ownership
----------------                   ---------------------      ---------

Edward P. Sutherland *             2,161,418(7)                  3.6%
  144 Napoleon Street
  Baton Rouge, LA 70802
Dispomedics 2000(8)                7,000,000                    11.9%
  1291 Mettler Road
  Huntington Valley,
  PA 19006
Carl Anderson                      6,642,322(9)                 10.9%
  19235 US Hwy 41 N.
  Lutz, FL 33549
Marilyn Morris                    7,395,320(10)                 12.1%
  2804 Smitter Road
  Tampa, FL 33618
Brett Phillips                    5,435,987(11)                  8.9%
  8767 115th Avenue N.
  Largo, FL 33773
Directors and officers            36,484,424(12)                53.0%
  as a group (6 persons)
------------------------------

*        Director
** Unless otherwise indicated in the footnotes below, we believe that each person above has sole voting power over the shares indicated above.


(1) Share amounts for individuals are as of May 15, 2000, at which time there was 59,063,995 shares of common stock outstanding. These figures figure do not take into consideration stock purchase warrants owned by certain officers, directors and shareholders, entitling the holders to purchase an aggregate of 9,739,242 shares of common stock and which are currently exercisable. Therefore, for purposes of the table above, as of the date hereof, 68,803,237 shares of common stock are deemed to be issued and outstanding in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of May 15, 2000 and assumes the exercise of stock purchase warrants held by such person (but not by anyone else) exercisable within sixty days.


(2) Includes 211,149 shares which may be acquired by Dr. Andrus pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $ 50 per share.

(3) Includes 276,000 shares which may be acquired by Dr. diBenedetto pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $3.08 per share.

(4) Includes 147,400 shares which may be acquired by Mr. Frey pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.00 per share.

(5) Includes 946,166 shares which may be acquired by Mr. Kiesel pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $2.77 per share, of which 300,000 warrants are held in the name of Roy, Kiesel & Tucker, and shares are held by Mr. Kiesel for his two sons in trust.

(6) Includes 5,555,555 shares of stock held in escrow by us, which shares are released pro rata as the promissory note for which they were issued is paid down. Also includes 1,684,305 warrants exercisable within sixty days at the average exercise price of $.50 per share.

(7) Includes 225,940 shares held in the name of Diana B. Sutherland, wife of Edward P. Sutherland, 50,000 shares held by Diana B. Sutherland, trustee for James Sutherland, minor son of Mr. Sutherland, and 259,000 shares which may be acquired by Mr. Sutherland pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.05 per share.

(8)      Dispomedics 2000 is a subsidiary of Sun Group, LLC.

(9)      Includes 1,839,878 shares which may be acquired by Mr.
         Anderson   pursuant  to  the  exercise  of  stock   purchase   warrants
         exercisable within sixty days at the average exercise price of $1.54 per share.

(10) Ms. Morris is the wife of Bill Morris, a former director. Includes 2,073,272 shares which may be acquired by Ms. Morris pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.54 per share. We have been advised that Ms. Morris has sole voting power over the shares indicated above and control over the warrants.

(11) Includes 2,075,272 shares which may be acquired by Mr. Phillips pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.54 per share.


(12) Includes 9,512,442 shares which may be acquired by our officers and directors pursuant to the exercise of stock purchase warrants exercisable within sixty days at exercise prices ranging from $.0375 to $4.25 per share.


                              CERTAIN TRANSACTIONS

         During the last two fiscal years, some of our executive officers or directors have engaged in the following transactions with us.

         We have used the services of the law firm Roy, Kiesel & Tucker for patent work. William David Kiesel is a partner of Roy, Kiesel & Tucker and is our corporate secretary and one of our directors. Mr. Kiesel and other attorneys at his firm bill us for their time and we reimburse Roy, Kiesel & Tucker for expenses incurred on our behalf.

                           DESCRIPTION OF COMMON STOCK

Common Stock

         We are authorized to issue 100,000,000 shares of common stock. As of June 6, 2000, there were 59,063,995 shares of common stock outstanding and held of record by 547 stockholders.

         All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (1) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (2) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (3) to participate pro rata in any distribution of assets available for distribution upon our liquidation. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. All outstanding shares of common stock are, and the shares offered in this prospectus will be upon issuance and sale, fully paid and non-assessable.

Registration Rights

         Under the terms of the Debentures and the equity line of credit agreement, AMRO, Treadstone and Jesup & Lamont have registration rights for their shares of common stock derived from those agreements. Additionally, we granted limited registration rights to Dispomedic in connection with our manufacturing agreement with them. Accordingly, this prospectus and the registration statement to which it relates, includes the shares of common stock of AMRO, Treadstone and Jesup & Lamont derived from their respective agreements, and the 7,000,000 shares of Dispomedics.

Indemnification Matters

         As permitted by the provisions of Utah law, we have the power to indemnify an individual made a party to a proceeding because they are or were a director of our company, against liability incurred in the proceeding, provided such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. We must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director or officer of our company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Our Articles of Incorporation empower the board of directors to indemnify our officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

         We may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of ours who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes us with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

         Also pursuant to Utah law, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation relating to the distributions made in violation of Utah law; and (iv) an intentional violation of criminal law. To date, we have not adopted such a provision in our Articles of Incorporation, By-Laws, or by resolution. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Utah law also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents. We do maintain directors' and officers' insurance against certain liabilities.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as described above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.


Amendment of Articles of Incorporation

         Except as otherwise provided in our articles of incorporation, any amendment to our certificate of incorporation must first be approved by a majority of the board of directors and thereafter, approved by a majority of the total votes eligible to be cast by holders of our voting stock with respect to such amendment.

By-Law Provisions

         Our By-Laws provide that a special meeting of stockholders may be called by the board of directors or by holders of a majority of our outstanding shares. Further, only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, our By-Laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stock holder wishes to make at an annual meeting of stockholders.

Transfer Agent

         The transfer agent for our common stock is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, and its telephone number is (801) 281-9746.

                         SHARES ELIGIBLE FOR FUTURE SALE

         If our current stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and/or warrants, in the public market following this offering, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.


         Upon completion of this offering, we will have outstanding an aggregate of approximately 72,938,995 shares of our common stock, assuming all of the shares offered by this prospectus are issued. All of the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Of the balance of the shares to be outstanding, approximately 10,400,000 shares are held by public shareholders and may also be freely traded without restriction. This leaves 41,500,000 shares eligible for future sale in the public market as follows:


                  Date                               Number of Shares
                  ----                               ----------------

After the date of this prospectus.                   21,392,000 shares

After 180 days from the date                          1,013,365 shares
of this prospectus (subject, in some
cases, to volume limitations).

At  various  times  after  180  days                 17,094,635 shares
 from the date of this prospectus.

         Lock- Up Agreements. None of our officers and directors or other stockholders have signed lock-up agreements restricting their ability to transfer or dispose of, directly or indirectly, any shares of our common stock

         Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of

         o        1%  Of  the  number  of  shares  of  our  common   stock  then
                  outstanding, which will equal approximately 709,390 shares immediately after this offering; or

         o the average weekly trading volume of our common stock on a national securities exchange and/or reported through the automatic quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

         Rule 144(k). Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold immediately upon the completion of this offering. None of the shares of common stock that will be outstanding after completion of this offering will be eligible to be sold under Rule 144(k) until at least May 2002.


         As of June 6, 2000, there were outstanding warrants to purchase an aggregate of 9,739,242 shares of our common stock at exercise prices ranging from $.0375 to $4.25 per share, all of which are presently exercisable. Shares of our common stock issued upon conversion of these warrants would be eligible for sale under Rule 144 one year after the holders exercises the warrant and makes full payment for the shares.

                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds from the sale of common stock by the holders. Upon conversion of the Debentures, we will have benefitted from the cessation of the indebtedness represented by the Debentures in the amount of $2,000,000. We could also benefit from funds received pursuant to the line of credit and upon exercise of warrants. We will bear all costs relating to the registration of the common stock offered by this prospectus, including printing, accounting, legal and filing fees. Such costs are estimated by us to be approximately $102,000.

         This Prospectus relates to the offer and sale by Selling Stockholders of our common stock. Selling Stockholders will be able to sell their shares of common stock, from time to time, in any of several ways including, without limitation; (1) one or more market transactions at the prevailing market prices and terms; (2) in negotiated transactions; (3) block sales; or (4) individual sales. Sales by Selling Stockholders will be without the payment of any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. Selling Stockholders also may sell such shares of common stock from time to time as permissible under Rule 144 promulgated under the Securities Act, if applicable.

         We do not know for certain how or when Selling Stockholders will choose to make such sales. However, each Selling Stockholder must represent to us that he or she currently has no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the common stock. Each Selling Stockholder has further represented that no securities selected dealer agreement or similar agreement is intended to be used with respect to the offering and sale of the common stock. Also, as currently contemplated, any sale of our common stock will take place in an ordinary brokerage transaction, without any placement or other agent and for normal and customary brokerage fees and/or commissions.

         Selling Stockholders (other that Treadstone) may be deemed to be underwriters with respect to the shares sold by them, and Treadstone is an underwriter with respect to any shares sold by it. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

         Pursuant to our equity line of credit agreement with Treadstone, beginning on the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC and for a period of eighteen months thereafter, subject to certain conditions we may from time to time, in our sole discretion, sell or "put" shares of our common stock to Treadstone. Thereafter, Treadstone may resell these shares pursuant to this prospectus. Other than the equity line of credit agreement, we do not have any material relationship with Treadstone.

                              SELLING STOCKHOLDERS


         On February 28, 2000, we completed the offering to AMRO of $1,000,000 face value 6% Convertible Debentures Due August 31, 2001. An additional $500,000 was completed upon the filing of our registration statement and the final $500,000 will be funded upon effectiveness of the registration statement. Holders of the Debentures have the option, to convert the principal amount of their Debenture into shares of our common stock. We also issued warrants to AMRO and Jesup & Lamont to purchase 200,000 shares of our common stock at the exercise price of $2.00 per share.

         On February 28, 2000, we entered into the equity line of credit with Treadstone to provide financing for a period of up to eighteen months from the effective date of the registration statement. As Treadstone provides funds upon the exercise of put options, it receives shares of our common stock. As a provision of that agreement, we issued warrants to Treadstone and Jesup & Lamont to purchase an aggregate of 1,550,000 shares of our common stock at the exercise price of $2.00 per share.


         Pursuant to the Debenture and line of credit, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock issued under the agreements and upon exercise of into which the Debentures are convertible and upon exercise of the warrants. This prospectus relates to the offer of common stock by the Selling Stockholders into the public market. All expenses associated with the sale of shares of common stock by the Selling Stockholders will be paid by the Selling Stockholders.

         Following effectiveness of our registration statement, the Selling Stockholders' shares will be free of restrictions, other than restrictions under the Securities Act with respect to persons who may be deemed to be affiliates of ours.

         The Selling Stockholders may sell their respective shares of common stock: (1) directly through broker-dealers acting as agents for them; or (2) to broker-dealers who may purchase shares as principal and thereafter sell the shares from time to time in negotiated transactions or otherwise. Such broker-dealer, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions.

         The Selling Stockholders, broker-dealers and any other persons, if any, acting in connection with such sale of the shares of common stock, might be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission received by them or discounts or concessions allowed to such persons, and any profits received on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. The shares of our common stock covered by this prospectus may, in the future, also be sold under Rule 144 instead of under this Prospectus. There is no assurance that the Selling Stockholders will sell any or all or the securities offered hereby.

         The Selling Stockholders have been advised by us that during the time each is engaged in distribution of the securities covered by this Prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act, and pursuant thereto: (1) each must not engage in any stabilization activity in connection with our securities; (2) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (3) each must not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted under the Exchange Act. Any Selling Stockholders who may be "affiliated purchasers" of us as defined in Regulation M, have been further advised that pursuant to Securities Exchange Act Release 34-38067 (December 20, 1996), they must coordinate their sales under this prospectus with each other and with us for purposes of Regulation M. None of the Selling Stockholders has been an officer, director or otherwise an affiliate of our company during the last three years.

         The following table sets forth as of the date hereof, certain information regarding the beneficial ownership of our common stock, or the right to convert Debentures into our common stock, by each Selling Stockholder. Except as otherwise noted, the persons shown in the table have sole voting and investment power with respect to the shares. These Selling Stockholders are presented together in this table for convenience of presentation only.


                                                                                                          Number
                                                 Beneficial Ownership       Prior to Offering            of shares
          Name                                    Number of Shares          Percent of Class(1)(2)      To Be Sold
          ----                                    ----------------          ----------------------      ----------

AMRO International, S.A.....................       5,125,000(3)                       7.0%               5,125,000

Treadstone Investments Limited                     8,250,000(4)                      11.3%               8,250,000

Dispomedic 2000.............................       7,000,000                          9.6%               7,000,000

Jesup and Lamont Securities
 Corporation................................          500,000                          .6%                 500,000
                                                    ---------                        -----              ----------

          Totals............................       20,875,000                        28.6%              20,875,000
                                                   ==========                        =====              ==========

(1)      Total  outstanding   shares  includes   59,063,995  shares  issued  and
         outstanding as of June 6, 2000 plus the maximum number of shares being offered by AMRO, Treadstone and Jesup and Lamont.

(2) Computation of percentages is based on conversion of all Debentures and warrants by Selling Shareholders and maximum number of shares issued under the line of credit. However, the percentage does not take into account: (i) shares issued for interest or penalty upon conversion of Debentures; (ii) shares issuable upon exercise of various warrants and stock options held by certain other individuals at various prices; or
         (iii) additional shares of common stock that may be issued upon conversion of certain other convertible securities, either presently outstanding or that may be issued in the future. See "Description of Securities", and "Risk Factors."

(3) Based on conversion by AMRO of $2,000,000 face value of Debentures into approximately 5,000,000 shares of common stock at $.40 per share. This price is less than the current estimated conversions price of $.85 per share as per the terms of the Debentures, based on 85% of the market price of $1.00 per share at the close on June 6, 2000


(4) Based upon the maximum shares plus options being put to Treadstone and exercise of all warrants.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Leonard E. Neilson, P.C., Attorney at Law.

                                     EXPERTS


The financial statements as of December 31, 1999 included in this prospectus have been so included in reliance on the report of Jones, Jensen and Company (now known as H J & Associates, LLC), independent accountants, given on the authority of said firm as experts in auditing and accounting. We have prepared the unaudited financial statements for the period ended March 31, 2000.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission, or the SEC, for the stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement for additional information about us, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus.

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, we file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by independent accountants, quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year, and other periodic reports as we may deem appropriate or as we may be required by law.

         You may inspect and copy our registration statement, reports and other information at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our registration statement, reports and other information that was filed electronically. The address of the SEC's Internet site is "http://www.sec.gov."

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999


                                              C O N T E N T S


Independent Auditors' Report ............................................................................. F-3

Consolidated Balance Sheet ............................................................................... F-4

Consolidated Statements of Operations .................................................................... F-6

Consolidated Statements of Stockholders' Equity (Deficit)................................................. F-7

Consolidated Statements of Cash Flows .................................................................... F-9

Notes to Consolidated Financial Statements .............................................................. F-11

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors

Medisys Technologies, Inc. and Subsidiaries
Baton Rouge, Louisiana

We have audited the accompanying consolidated balance sheet of Medisys Technologies, Inc. and Subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medisys Technologies, Inc. and Subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

/s/Jones, Jensen & Company
--------------------------
Jones, Jensen & Comapany
Salt Lake City, Utah
April 11, 2000

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet

                                     ASSETS
                                     ------

                                                            December 31,
                                                                1999
                                                         ------------------

CURRENT ASSETS

   Cash                                                  $          290,269
   Accounts receivable, net (Note 1)                                222,100
   Accounts receivable, related parties                              50,572
   Advances                                                           2,500
   Inventory (Note 1)                                               396,601
   Prepaid expenses                                                  21,802
                                                         ------------------

     Total Current Assets                                           983,844
                                                         ------------------

FIXED ASSETS (Note 1)

   Computers and equipment                                           73,341
   Machinery and equipment                                          301,087
   Buildings and improvements                                       463,803
   Furniture and equipment                                           50,248
   Vehicles                                                          19,915
   Accumulated depreciation                                        (314,751)
                                                         ------------------

     Total Fixed Assets                                             593,643
                                                         ------------------

OTHER ASSETS

   Deposits                                                          36,039
   Patent and trademark costs, net (Note 1)                         492,254
                                                         ------------------

     Total Other Assets                                             528,293
                                                         ------------------

     TOTAL ASSETS                                        $        2,105,780
                                                         ==================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES

                     Consolidated Balance Sheet (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                            December 31,
                                                                                1999
                                                                         ------------------

CURRENT LIABILITIES

   Accounts payable                                                      $          924,490
   Accrued expenses                                                                 261,786
   Customer deposits                                                                 94,096
   Payable - shareholders (Note 2)                                                  140,758
   Notes payable, current portion (Note 8)                                           56,695
   Line of credit (Note 4)                                                          250,000
   Notes payable - shareholders (Note 6)                                             25,000
   Debentures payable - related parties (Note 3)                                     92,000
                                                                         ------------------

     Total Current Liabilities                                                    1,844,825
                                                                         ------------------

LONG-TERM DEBT

   Notes payable (Note 8)                                                           304,490
                                                                         ------------------

     Total Long-Term Debt                                                           304,490
                                                                         ------------------

     TOTAL LIABILITIES                                                            2,149,315
                                                                         ------------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 100,000,000 shares
    authorized of $0.0005 par value,
    47,055,644 shares issued and outstanding                                         23,527
   Additional paid-in capital                                                    10,743,768
   Stock subscriptions receivable (Note 5)                                       (1,075,000)
   Accumulated deficit                                                           (9,735,830)
                                                                         ------------------

     Total Stockholders' Equity (Deficit)                                           (43,535)
                                                                         ------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                $        2,105,780
                                                                         ==================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                                                    For the Years Ended
                                                                                       December 31,
                                                                         ----------------------------------
                                                                               1999                  1998
                                                                         -----------------     -----------------

REVENUES                                                                 $       2,716,819     $          26,846

COST OF GOODS SOLD                                                               2,017,844                 5,396
                                                                         -----------------     -----------------

GROSS MARGIN                                                                       698,975                21,450
                                                                         -----------------     -----------------

OPERATING EXPENSES

  Product research and development                                                 230,075               382,318
  Depreciation and amortization                                                     89,069                14,322
  Selling, general and administrative                                            1,616,553               564,543
                                                                         -----------------     -----------------

     Total Operating Expenses                                                    1,935,697               961,183
                                                                         -----------------     -----------------

OPERATING LOSS                                                                  (1,236,722)             (939,733)
                                                                         -----------------     -----------------

OTHER INCOME (EXPENSES)

  Gain on sale of asset                                                             --                     1,475
  Interest income                                                                       65                --
  Interest expense                                                                (341,503)             (312,213)
  Bad debt expense                                                                (109,461)               (2,030)
                                                                         -----------------     -----------------

     Total Other Income (Expenses)                                                (450,899)             (312,768)
                                                                         -----------------     -----------------

LOSS BEFORE INCOME TAXES                                                        (1,687,621)           (1,252,501)
                                                                         -----------------     -----------------

INCOME TAXES                                                                        --                    --
                                                                         -----------------     -----------------

NET LOSS                                                                 $      (1,687,621)    $      (1,252,501)
                                                                         =================     =================

BASIC LOSS PER SHARE (Note 1)                                            $           (0.05)    $           (0.09)
                                                                         =================     =================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity (Deficit)



                                                 Common Stock              Additional           Stock
                                        ----------------------------        Paid-In          Subscription     Accumulated
                                          Shares             Amount          Capital           Receivable       Deficit
                                    --------------  ---------------   -------------  ----------------   ----------------

Balance, December 31, 1997              13,120,810  $         6,560   $   6,373,102  $       (175,000)  $     (6,795,708)

Common stock issued to acquire
 Phillips Pharmatech Labs, Inc.
 (Note 1)                               15,602,147            7,801          25,687            --                --

Common stock issued in satisfaction
 of accrued wages and accounts
 payables                                2,448,767            1,224         978,284            --                --

Common stock issued for services
 rendered                                  881,255              441         307,843            --                --

Common stock issued for cash at
 $0.25 per share                           546,666              273         169,727            --                --

Common stock issued for interest
 expense                                   760,112              380         268,495            --                --

Additional common stock issued
 for cash received in prior year           650,000              325            (325)           -=                --

Net loss for the year ended
 December 31, 1998                          --               --              --                --             (1,252,501)
                                    --------------  ---------------   -------------  ----------------   ----------------

Balance, December 31, 1998              34,009,757  $        17,004   $   8,122,813  $       (175,000)  $     (8,048,209)
                                    --------------  ---------------   -------------  ----------------   ----------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                            MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                               Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                 Common Stock                 Additional           Stock
                                           ----------------------------        Paid-In          Subscription     Accumulated
                                                Shares             Amount      Capital           Receivable       Deficit
                                          --------------   --------------  --------------   ----------------  ----------------

Balance, December 31, 1998                    34,009,757   $       17,004  $    8,122,813   $       (175,000) $     (8,048,209)

Common stock issued for
 subscription receivable                       5,555,555            2,778         997,222         (1,000,000)           --

Common stock issued for
 services rendered                             2,121,619            1,061         424,282             --                --

Common stock issued for
 accrued wages                                   324,477              162          89,838             --                --

Common stock canceled                           (972,214)            (486)            486             --                --

Common stock issued to
 convert debentures payable                    1,435,000              717         302,283             --                --

Issuance of common stock from
 exercise of common stock warrants                 8,889                5           9,995             --                --

Common stock issued for interest
 expense                                       1,184,118              592         277,408             --                --

Common stock issued for cash                   3,388,443            1,694         519,441             --                --

Cash received on stock
 subscription receivable                          --               --              --                100,000            --

Net loss for the year ended
 December 31, 1999                                --               --              --                 --            (1,687,621)
                                          --------------   --------------  --------------   ----------------  ----------------

Balance, December 31, 1999                    47,055,644   $       23,527  $   10,743,768   $     (1,075,000) $     (9,735,830)
                                          ==============   ==============  ==============   ================  ================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows

                                                                                      For the Years Ended
                                                                                          December 31,
                                                                         ---------------------------------------
                                                                                 1999                   1998
                                                                         -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                              $      (1,687,621)    $      (1,252,501)
   Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
     Common stock issued for services and interest                                 703,343               577,159
     Depreciation and amortization                                                  89,069                14,322
     Bad debt expense                                                              109,461                 2,030
   Changes in operating assets and liabilities:

     (Increase) decrease in accounts receivable                                    (36,612)                7,139
     (Increase) decrease in accounts receivable - related
       party                                                                       (32,026)               (2,857)
     (Increase) decrease in inventory                                               36,105                15,719
     (Increase) decrease in prepaid expenses                                         3,856                   172
     (Increase) decrease in deposits                                                 5,726                 3,165
     (Increase) decrease in other assets                                            (2,500)                2,561
     Increase (decrease) in accounts payable                                       332,802               (43,684)
     Increase (decrease) in accrued expenses                                       255,967               328,884
     Increase (decrease) in customer deposits                                      (22,104)              116,200
                                                                         -----------------     -----------------

       Net Cash (Used) by Operating Activities                                    (244,534)             (231,691)
                                                                         -----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash received in purchase of subsidiary                                          --                    50,461
   Increase in patent costs                                                        (31,473)              (65,822)
   Purchase of fixed assets                                                       (108,624)               -
   Disposal of fixed assets                                                         --                    10,010
                                                                         -----------------     -----------------

     Net Cash (Used) by Investing Activities                                      (140,097)               (5,351)
                                                                         -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from payable - shareholders                                             28,941                 2,625
   Payments on notes payable - shareholders                                         (5,222)               (4,278)
   Payment on notes payable                                                        (55,437)               -
   Issuance of common stock                                                        631,135               170,000
   Proceeds from debentures - related parties                                       --                   142,000
                                                                         -----------------     -----------------

       Net Cash Provided by Financing Activities                         $         599,417     $         310,347
                                                                         -----------------     -----------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)

                                                                                   For the Years Ended
                                                                                       December 31,
                                                                         ---------------------------------------
                                                                               1999                  1998
                                                                         -----------------     -----------------

   NET INCREASE (DECREASE) CASH AND
   CASH EQUIVALENTS                                                     $          214,786     $          73,305

   CASH AND CASH EQUIVALENTS AT
    BEGINNING OF YEAR                                                               75,483                 2,178
                                                                         -----------------     -----------------

   CASH AND CASH EQUIVALENTS AT END
    OF YEAR                                                              $         290,269     $          75,483
                                                                         =================     =================

   SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION

CASH PAID FOR

   Income taxes                                                          $          --         $          --
   Interest                                                              $          55,887     $             222

NON-CASH FINANCING ACTIVITIES

   Stock issued for services and interest expense                        $         703,343     $         577,159
   Stock issued in payment of accrued expenses and
    accounts payable                                                     $          90,000     $         979,508
   Stock issued to convert debentures payable                            $         303,000     $          --
   Stock issued for stock subscription receivable                        $       1,000,000     $          --
   Purchase of building by issuing a note payable                        $         299,250     $          --


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a. Business Organization

              The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and was reclassified as a development stage company until December of 1998 when it acquired Phillips Pharmatech Labs, Inc.

              The Company has a wholly-owned subsidiary Medisys Technologies, Inc. (Medisys) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              Medisys has been classified as a development stage company since all activities to date have been related to the development of a childbirth assistance device as well as other medical devices.

              On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys. For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

              Phillips Pharmatech Labs, Inc. (Phillips) was organized under the laws of the State of Florida on December 13, 1994. It was incorporated for the purpose of engaging in the manufacturing and bottling of health supplements and other health related and natural products.

              On December 22, 1998, the Company completed an acquisition and share exchange agreement whereby Medisys issued 15,602,147 shares of its common stock in exchange for all of the outstanding common stock of Phillips. The shares issued by Medisys represented 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. The acquisition is accounted for as a purchase of Phillips.

              b. Fixed Assets

              Fixed assets are stated at cost less accumulated depreciation. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                         Buildings and improvements                  39 years
                         Furniture and fixtures                       5 years
                         Computers and equipment                      5 years
                         Machinery and equipment                 5 to 7 years
                         Vehicles                                     5 years

              Depreciation expense for the year ended December 31, 1999 was $87,781.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              c. Patent and Trademark Costs

              The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) approval and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of December 31, 1999, the Company did have one patented product for which sales have commenced with the related costs being amortized over the estimated useful life (17 years) of the patent. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other patents for which costs have been capitalized are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

              The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

              Patent and trademark costs incurred are as follows:

                                                           December 31,
                                                               1999
                                                      -----------------
      Patents                                         $         485,552
      Trademarks                                                 11,961
                                                      -----------------

      Subtotal                                                  497,513
      Less accumulated amortization                              (5,259)
                                                      -----------------

      Total                                           $         492,254
                                                      =================

              Amortization expense for the year ended December 31, 1999 was $1,288.

              d.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e. Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

              f. Income Taxes

              No provision for federal income taxes has been made at December 31, 1999 due to accumulated operating losses. The Company has accumulated $9,651,830 of net operating losses as of December 31, 1999, which may be used to reduce taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carryforwards expire as follows:

                                  Year of                      Net Operating
                                 Expiration                      Loss
                             -----------------             -----------------

                                  2006                     $           8,667
                                  2007                               269,551
                                  2008                               802,338
                                  2009                               960,966
                                  2010                             1,162,772
                                  2011                             1,498,725
                                  2012                             2,092,689
                                  2018                             1,252,501
                                  2019                             1,603,621
                                                           -----------------

                                                           $       9,651,830
                                                           =================

              In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards have been offset by a valuation allowance of the same amount.

              g. Principles of Consolidation

              The consolidated financial statements include the accounts of Medisys Technologies, Inc. (parent), Medisys Technologies, Inc. (Medisys) a wholly owned subsidiary and Phillips Pharmatech, Inc. (Phillips) a wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

              h.  Revenue Recognition

              Revenue is recognized upon shipment of goods to the customer.

                    MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              i.  Inventory

              Inventory  is carried at the lower of cost or market  value  using
              the  first-in,   first-out  method.  Inventory  consisted  of  the
              following at December 31, 1999:

                                                                 Amount

             Raw materials                                  $        376,449
             Work-in-process                                          12,423
             Finished goods                                            7,729
                                                            ----------------

                 Total                                      $        396,601
                                                            ================

              j.  Basic Loss Per Share

              The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                             Loss                Shares            Per Share
                                                         (Numerator)          (Denominator)          Amount
                                                    ------------------   ------------------    ------------------
              For the year ended
                December 31, 1999                   $       (1,687,621)          37,152,674    $            (0.05)
                                                    ==================   ==================    ==================

              For the year ended
                December 31, 1998                   $       (1,252,501)          14,596,423    $            (0.09)
                                                    ==================   ==================    ==================

              Fully diluted earnings (loss) per share is not presented as any common stock equivalents are antidilutive in nature.

              k.  Advertising

              The  Company   follows  the  policy  of  charging   the  costs  of
              advertising to expense as incurred.

              l. Credit Risks

              Medisys maintains its cash accounts primarily in one bank in Louisiana and Phillips maintains its cash accounts primarily in one bank in Florida. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              m. Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              n.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $226,627 at December 31, 1999.

              o.  Change in Accounting Principle

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

NOTE 2 -      PAYABLE - SHAREHOLDERS

              From time to time Medisys and Phillips receive advances from certain shareholders for the purpose of providing funds for their respective operating expenditures. The companies also advance funds to shareholders. The outstanding balances of these advances fluctuates during the year and do not have specific repayment terms although the advances are generally considered to be due or payable on demand. Accordingly, the related receivable or payable has been reflected as current in the accompanying consolidated financial statements. At December 31, 1999, the balance payable to shareholders totaled $140,758, which includes $73,528 due from Phillips and $67,230 due from Medisys.

NOTE 3 -      DEBENTURES PAYABLE - RELATED PARTIES

              The Company also has notes payable (debentures) to various shareholders in the aggregate of $92,000 at December 31, 1999. The notes bear interest at 10% per annum, are secured by stock and were due in 1999.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 4 -      LINE OF CREDIT

              An analysis of the Phillips' line of credit with Nations Bank as of December 31, 1999 is shown below:

                      Available
                      Line of                         Debt
                 Credit Outstanding
                 --------------------          --------------------

                 $            250,000          $            250,000
                 ====================          ====================

              Borrowings under the line of credit are guaranteed by inventory and accounts receivable of Phillips. Interest accrues at the bank's prime rate plus 2.75% (9.50% at December 31, 1999).

NOTE 5 -      STOCK SUBSCRIPTION RECEIVABLE

              During 1999, the Company issued 5,555,555 shares of common stock for $1,000,000. Payment for the common stock was made with a non-interest bearing promissory note. Those shares are being held in escrow as collateral until the note is paid. As of December 31, 1999, $100,000 on the note had been paid.

              During  1996,  the Company  issued  100,000  shares of  restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non- interest bearing four year promissory note. The related shares are being held by the Company as collateral for the promissory note. The shares have been reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

NOTE 6 -      NOTES PAYABLE - SHAREHOLDERS

              Notes payable - shareholders consisted of the following:

                                                                                                    December 31,
                                                                                                         1999
                                                                                                -----------------
              Note payable to Richard L. Apel, unsecured, dated November 2,
              1993 at 8%; principal and interest delinquent since August 18, 1994.              $          12,500

              Note payable to Cynthia F. Vatz, unsecured, dated October 19, 1993
               at 8%; principal and interest delinquent since August 18, 1994.                             12,500
                                                                                                -----------------

                       Total                                                                               25,000

                       Less current portion                                                               (25,000)
                                                                                                -----------------

                       Total long-term portion                                                  $          --
                                                                                                =================

              These notes payable are technically in default. None of the related note holders have demanded repayment and the Company is in the process of negotiating repayment terms (see Note 12).

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 7 -      COMMON STOCK

              During 1999, the Company issued 324,477 shares of its common stock in satisfaction of accrued wages of $90,000. The Company issued 1,435,000 shares of its common stock to convert $303,000 of debentures payable. The Company issued 3,305,737 shares of its common stock for services and interest expense. The shares issued for services and interest were valued at the trading price of the common stock on the date the shares were issued. The Company issued 3,388,443 shares of its common stock for cash of $521,135. The Company issued 8,889 shares of its common stock from the exercise of warrants for cash of $10,000. Finally, certain officers and directors of the Company canceled 972,214 shares of common stock and the shares were reissued to convert a portion of the debentures payable.

              During 1998, the Company issued 2,448,767 shares of its common stock in satisfaction for accrued wages and accounts payable of $979,508. The Company issued 881,255 shares of its common stock for services. The services were valued at the trading price of the common stock on the date the shares were issued. The Company issued 546,666 shares of its common stock for cash at $0.25 per share. The Company issued 760,112 for interest expense of $268,875. The Company issued an additional 650,000 shares of its common stock to a shareholder to prevent dilution of the shares previously issued to the shareholder.

NOTE 8 -      NOTES PAYABLE

              Notes payable at December 31, 1999 consisted of the following:

              Note  payable  to  Nations  Bank,  collateralized  by a vehicle of
               Phillips, interest at 8.99%, principal and interest payments of $303 are due monthly,

               matures on September 11, 2000.                                                   $           2,079

              Note  payable to Nations  Bank,  collateralized  by  equipment  of
               Phillips, interest at 12.5%, principal and interest payments of $450 are due monthly,

               matures on November 4, 2002.                                                                13,072

              Note payable to Nations Bank,  collateralized by certain assets of
               Phillips, interest at the bank's prime rate plus 2.25%, interest payments due monthly along with

               principal payments of $3,333, matures on June 12, 2001.                                     54,993

              Note payable to Nations Bank, collateralized by the building of Phillips, interest at 7.75%, principal and interest
               payments of $2,817 due monthly, matures on February 18, 2014.                              291,041
                                                                                                -----------------

                       Total notes payable                                                                361,185

                       Less: current portion                                                              (56,695)
                                                                                                -----------------

                       Long-term notes payable                                                  $         304,490
                                                                                                =================

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 8 -      NOTES PAYABLE (Continued)

              Maturities of notes payable are as follows:

                        Year Ending

                       December 31,                                Amount
                    -----------------                       -----------------

                            1999                            $          56,695
                            2000                                       31,062
                            2001                                       17,111
                            2002                                       13,482
                            2003                                       14,564
                            2004 and thereafter                       228,271
                                                            -----------------

                                       Total                $         361,185
                                                            =================

NOTE 9 -      COMMITMENTS AND CONTINGENCIES

              During 1996,  the Company  adopted a Simplified  Employee  Pension
              (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 1999. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

              The Company currently has employment contracts with Edward P. Sutherland and Kerry Frey whereby they each will receive salaries of $12,500 per month.

              Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock and/or stock options at the discretion of the Board of Directors. The cash bonus is not to exceed 50% of their annual compensation and stock bonuses are not to exceed 100% of their annual dispensation. However, additional compensation may be awarded by the Board of Directors under the terms of the employment contracts.

              Phillips leases warehouse space at a rate of $3,766 per month though January 2000. Medisys entered into a lease agreement with a related party for its office space located in Louisiana. The lease is for a period of one year at a rate of $900 per month, expiring in September 2000.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 10 -     COMMON STOCK WARRANTS

              As of December 31, 1999, the Company had outstanding warrants for the issuance of common stock as follows:

                     Number of           Date            Expiration            Exercise                 Estimated
                      Warrants          Issued             Dates                Prices                   Proceeds
              ------------------   ------------------ ------------------   ------------------      ------------------
                           300,000      1995                  2005                     $2.6250     $          787,500
                         2,684,432      1996             2000-2001         $  1.0000 - $4.2500              6,506,741
                           977,737      1997             2000-2002         $  0.6875 - $1.8750              1,188,211
                         5,383,155      1998             2000-2005         $  0.2500 - $4.2500             10,012,835
                         1,514,525      1999             2001-2002         $  0.4000 - $0.7500                748,263
              --------------------                                                                 ------------------

                        10,859,849                                                                 $       19,243,550
              ====================                                                                 ==================

              During 1999, the Company completed private placements of common stock wherein the purchaser of one share of the Company's common stock received one-half (1/2) a warrant to purchase common stock at prices ranging from $0.50 to $0.75 per share. The Company issued 1,244,525 common stock warrants pursuant to these private placements. The company also issued 270,000 common stock warrants as bonuses to certain officers and directors of the Company exercisable at $0.40 per share.

              During 1998, the Company conducted a private placement of its common stock, wherein the purchaser of one share of the Company's common stock also received a warrant to purchase one additional share of common stock at $1.25 per share. The Company issued 912,333 common stock warrants pursuant to this private placement. The Company also issued 4,670,534 common stock warrants (199,712 expired unexercised in 1999) to the stockholders of Phillips pursuant to the acquisition agreement redeemable at various prices depending on the expiration dates of the warrants.

              All common stock warrants issued in 1999 and 1998 had exercise prices at or above the trading price of the shares.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 11 -     GOING CONCERN

              The Company's consolidated financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has had no significant operating revenues until the acquisition of Phillips in December 1998. In 1999, the Company was able to raise working capital through the private placement of its common stock. The Company has now closed a private placement of combined debt and equity of up to $14,000,000 for operating capital of which $1,000,000 has been received in 2000. The Company believes cash flow projections now show the Company's reserves should be adequate to cover its operating needs as well as its needs for the expansion of its research and development projects and for the commercialization of its proprietary products. The Company also expects to generate additional revenue from the sales of its proprietary products.

NOTE 12 -     SUBSEQUENT EVENTS

              a.  Debt Conversions

              By March 31, 2000, the Company had converted the remaining balance of debentures payable into common stock. The Company issued 330,000 shares of its common stock for the conversion of $92,000 of debentures payable - related parties.

              On January 31, 2000, the Company converted the note payable of $12,500 due to Richard Apel along with accrued interest into common stock. The Company issued 8,500 shares to convert this note.

              b.  Subscription Receivable

              By March 31, 2000, the Company had received an additional $450,000 as payment on the stock subscription receivable (see Note 5).

              c.  Convertible Debentures

              The Company received a $2,000,000 face value 6% convertible debenture due August 31, 2001. $1,000,000 of the debenture was received on February 28, 2000. An additional $500,000 will be received within five days of the filing of the registration statement and the final $500,000 will be received within five days of when the registration statement becomes effective. The conversion price of the debentures is the lower of 85% of the market price of the Company's common stock at the conversion date or $2.00. The conversion discount of 15% will be charged to interest expense in the amount of $300,000 during 2000. The Company also issued warrants to purchase 125,000 shares of the Company's common stock at an exercise price of $2.00 per share.

              d.  Manufacturing Agreement

              On January 19, 2000, the Company entered into a manufacturing agreement for the production of the Company's patented syringes. The Company has agreed to pay $500,000 cash and issue 7,000,000 shares of its common stock as part of the agreement.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 12 -      SUBSEQUENT EVENTS (Continued)

               e.  Legal Issues

               On March 16, 2000, Medisys filed a complaint against the former shareholders of Phillips. The complaint alleges various securities law violations and related claims in connection with the 1998 acquisition of Phillips. Medisys is seeking recission of the acquisition, damages and other relief.

NOTE 13 -      SEGMENTS OF OPERATIONS

                              The Company operates in two segments.  The Company
               researches and develops medical products through the Medisys subsidiary. The Company manufactures and bottles health supplements and other health products through the Phillips subsidiary.

                              The  Company's   consolidated  balance  sheet  and
               statement of operations for the year ended December 31, 1999 are broken out as follows:

                                                   Medisys         Phillips    Eliminations     Totals
                                                  -----------    -----------    ----------   -----------

CURRENT ASSETS

  Cash                                            $   245,305    $    44,964    $     --     $   290,269
  Accounts receivable, net                               --          222,100          --         222,100
  Accounts receivable, related parties                   --           50,572          --          50,572
  Advances                                              2,500           --            --           2,500
  Inventory                                             7,729        388,872          --         396,601
  Prepaid expenses                                     21,328            474          --          21,802
                                                  -----------    -----------    ----------   -----------

     Total Current Assets                             276,862        706,982          --         983,844
                                                  -----------    -----------    ----------   -----------

FIXED ASSETS

  Computers and equipment                              42,535         30,806          --          73,341
  Machinery and equipment                                --          301,087          --         301,087
  Buildings and improvements                            2,195        461,608          --         463,803
  Furniture and equipment                              34,410         15,838          --          50,248
  Vehicles                                               --           19,915          --          19,915
  Accumulated depreciation                            (67,414)      (247,337)         --        (314,751)
                                                  -----------    -----------    ----------   -----------

     Total Fixed Assets                                11,726        581,917          --         593,643
                                                  -----------    -----------    ----------   -----------

OTHER ASSETS

  Deposits                                                835         35,204          --          36,039
  Patent and trademark costs, net                     492,254           --            --         492,254
                                                  -----------    -----------    ----------   -----------

     Total Other Assets                               493,089         35,204          --         528,293
                                                  -----------    -----------    ----------   -----------

     TOTAL ASSETS                                 $   781,677    $ 1,324,103    $     --     $ 2,105,780
                                                  ===========    ===========    ==========   ===========

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 13 -      SEGMENTS OF OPERATIONS (Continued)


                                             Medisys         Phillips       Eliminations       Totals
                                           ------------    ------------    ------------    ------------

CURRENT LIABILITIES

  Accounts payable                         $     82,649    $    841,841    $       --      $    924,490
  Accrued expenses                              229,164          32,622            --           261,786
  Customer deposits                                --            94,096            --            94,096
  Payable - shareholders                         67,230          73,528            --           140,758
  Notes payable, current portion                   --            56,695            --            56,695
  Line of credit                                   --           250,000            --           250,000
  Notes payable - shareholders                   25,000            --              --            25,000
  Debentures payable - related
    parties                                      92,000            --              --            92,000
                                           ------------    ------------    ------------    ------------

     Total Current Liabilities                  496,043       1,348,782            --         1,844,825
                                           ------------    ------------    ------------    ------------

LONG-TERM DEBT

  Notes payable                                    --           304,490            --           304,490
                                           ------------    ------------    ------------    ------------

     Total Long-Term Debt                          --           304,490            --           304,490
                                           ------------    ------------    ------------    ------------

     TOTAL LIABILITIES                          496,043       1,653,272            --         2,149,315
                                           ------------    ------------    ------------    ------------


STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock                                   23,527             900            (900)         23,527
  Additional paid in capital                 10,710,280            --            33,488      10,743,768
  Stock subscriptions receivable             (1,075,000)           --              --        (1,075,000)
  Accumulated deficit                        (9,373,173)       (330,069)        (32,588)     (9,735,830)
                                           ------------    ------------    ------------    ------------

     Total Stockholders' Equity

       (Deficit)                                285,634        (329,169)           --           (43,535)
                                           ------------    ------------    ------------    ------------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY
       (DEFICIT)                           $    781,677    $  1,324,103    $       --      $  2,105,780
                                           ============    ============    ============    ============

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 13 -      SEGMENTS OF OPERATIONS (Continued)


                                               Medisys        Phillips                   Eliminations       Totals
                                             -----------    -----------                  -----------    -----------

REVENUES                                     $     1,973    $ 2,714,846                  $      --      $ 2,716,819

COST OF GOODS SOLD                                   523      2,017,321                         --        2,017,844
                                             -----------    -----------                  -----------    -----------

GROSS MARGIN                                       1,450        697,525                         --          698,975
                                             -----------    -----------                  -----------    -----------

OPERATING EXPENSES

  Product research and development               230,075           --                           --          230,075
  Depreciation and amortization                   14,627         74,442                         --           89,069
  Selling, general and administrative            799,879        816,674                         --        1,616,553
                                             -----------    -----------                  -----------    -----------

     Total Operating Expenses                  1,044,581        891,116                         --        1,935,697
                                             -----------    -----------                  -----------    -----------

OPERATING LOSS                                (1,043,131)      (193,591)                        --       (1,236,722)
                                             -----------    -----------                   -----------    -----------

OTHER INCOME (EXPENSES)

  Interest income                                     65           --                           --               65
  Interest expense                              (282,547)       (58,956)                        --         (341,503)
  Bad debt income (expense)                          648       (110,109)                        --         (109,461)
                                             -----------    -----------                   -----------    -----------

     Total Other Income (Expenses)              (281,834)      (169,065)                        --         (450,899)
                                             -----------    -----------                   -----------    -----------

LOSS BEFORE INCOME TAXES                      (1,324,965)      (362,656)                        --       (1,687,621)

INCOME TAXES                                        --             --                           --             --
                                             -----------    -----------                   -----------    -----------

NET LOSS                                     $(1,324,965) $    (362,656)                 $      --      $(1,687,621)
                                             ===========    ===========                   ===========    ===========

                           Medisys Technologies, Inc.

                        Consolidated Financial Statements

                                 March 31, 2000

                                   (Unaudited)

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets


                                     ASSETS
                                     ------

                                                       March 31,    December 31,
                                                        2000           1999
                                                     -----------     -----------
                                                         (Unaudited)
CURRENT ASSETS

   Cash                                             $ 1,315,550     $   290,269
   Accounts receivable, net (Note 1)                        340         222,100
   Accounts receivable, related parties                    --            50,572
   Advances                                               2,500           2,500
   Inventory (Note 1)                                     7,729         396,601
   Prepaid expenses                                      21,328          21,802
                                                    -----------     -----------

     Total Current Assets                             1,347,447         983,844
                                                    -----------     -----------

FIXED ASSETS (Note 1)

   Computers and equipment                               54,455          73,341
   Machinery and equipment                                 --           301,087
   Buildings and improvements                             2,195         463,803
   Furniture and fixtures                                34,410          50,248
   Vehicles                                                --            19,915
   Accumulated depreciation                             (70,948)       (314,751)
                                                    -----------     -----------

     Total Fixed Assets                                  20,112         593,643
                                                    -----------     -----------

OTHER ASSETS

   Deposits                                                 835          36,039
   Patent and trademark costs, net (Note 1)             501,834         492,254
                                                    -----------     -----------

     Total Other Assets                                 502,669         528,293
                                                    -----------     -----------

     TOTAL ASSETS                                   $ 1,870,228     $ 2,105,780
                                                    ===========     ===========


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                            March 31,       December 31,
                                                                              2000             1999
                                                                         ------------      ------------
                                                                           (Unaudited)
CURRENT LIABILITIES

   Accounts payable                                                      $     70,328    $    924,490
   Customer deposits                                                             --            94,096
   Accrued expenses                                                           109,836         261,786
   Payable - shareholders (Note 2)                                             18,456         140,758
   Notes payable - current portion (Note 8)                                      --            56,695
   Notes payable - shareholders (Note 5)                                       12,500          25,000
   Line of credit                                                                --           250,000
   Reserve for discontinued operations (Note 11)                            1,726,923            --
   Debentures payable - related parties (Note 3)                                 --            92,000
                                                                         ------------    ------------

     Total Current Liabilities                                              1,938,043       1,844,825
                                                                         ------------    ------------

LONG-TERM DEBT

   Notes and debentures payable (Note 8)                                    1,000,000         304,490
                                                                         ------------    ------------

     Total Long-Term Debt                                                   1,000,000         304,490
                                                                         ------------    ------------

     TOTAL LIABILITIES                                                      2,938,043       2,149,315
                                                                         ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 100,000,000 shares
    authorized of $0.0005 par value, 59,004,773 and
    47,055,644 shares issued and outstanding, respectively                     29,502          23,527
   Additional paid-in capital                                              15,825,362      10,743,768
   Stock subscriptions receivable (Note 4)                                   (675,000)     (1,075,000)
   Prepaid expenses (Note 7)                                               (1,964,500)           --
   Accumulated deficit                                                    (14,283,179)     (9,735,830)
                                                                         ------------    ------------

     Total Stockholders' Equity (Deficit)                                  (1,067,815)        (43,535)
                                                                         ------------    ------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                                   $  1,870,228    $  2,105,780
                                                                         ============    ============

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                    For the Three Months Ended
                                                           March 31,
                                                  ------------------------------
                                                      2000          1999
                                                  -----------    -----------

REVENUES                                          $       623    $     1,773
                                                  -----------    -----------

OPERATING EXPENSES

  Cost of sales                                           679            403
  Product research and development                  1,639,435         42,651
  Depreciation and amortization                         3,855          4,279
  Selling, general and administrative               1,368,594        138,042
                                                  -----------    -----------

     Total Operating Expenses                       3,012,563        185,375
                                                  -----------    -----------

OPERATING LOSS                                     (3,011,940)      (183,602)
                                                  -----------    -----------

OTHER INCOME (EXPENSES)

  Interest income                                       6,545            252
  Interest expense                                   (162,000)       (30,052)
                                                  -----------    -----------

     Total Other Income (Expenses)                   (155,455)       (29,800)
                                                  -----------    -----------

LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                               (3,167,395)      (213,402)

INCOME TAXES                                             --             --
                                                  -----------    -----------

LOSS FROM CONTINUING OPERATIONS                    (3,167,395)      (213,402)

INCOME (LOSS) FROM DISCONTINUED
 OPERATIONS (Note 11)                              (1,379,954)         7,818
                                                  -----------    -----------

NET LOSS                                          $(4,547,349)   $  (205,584)
                                                  ===========    ===========

BASIC LOSS PER SHARE (Note 1)

  Loss from continuing operations                 $     (0.06)   $     (0.01)
  Loss from discontinued operations                     (0.03)          0.00
                                                  -----------    -----------

    Basic Loss Per Share                          $     (0.09)   $     (0.01)
                                                  ===========    ===========


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                                      Additional      Stock
                                                 Common Stock           Paid-In    Subscription     Prepaid     Accumulated
                                          Shares          Amount        Capital      Receivable      Expenses     Deficit
                                     --------------   -------------  ------------  ------------   --------------  -------

Balance, December 31, 1998              34,009,757    $    17,004    $ 8,122,813   $  (175,000)   $    --     $(8,048,209)

Common stock issued for
 subscription receivable                 5,555,555          2,778        997,222    (1,000,000)        --            --

Common stock issued for
 services rendered                       2,121,619          1,061        424,282          --           --            --

Common stock issued for
 accrued wages                             324,477            162         89,838          --           --            --

Common stock canceled                     (972,214)          (486)           486          --           --            --

Common stock issued to
 convert debentures payable              1,435,000            717        302,283          --           --            --

Issuance of common stock
 from exercise of common
 stock warrants                              8,889              5          9,995          --           --            --

Common stock issued for
 interest expense                        1,184,118            592        277,408          --           --            --

Common stock issued for cash             3,388,443          1,694        519,441          --           --            --

Cash received on stock
 subscription receivable                      --             --             --         100,000         --            --

Net loss for the year ended
 December 31, 1999                            --             --             --            --           --      (1,687,621)
                               -        ----------    -----------    -----------   -----------    ---------   -----------

Balance, December 31, 1999              47,055,644    $    23,527    $10,743,768   $(1,075,000)   $    --     $(9,735,830)
                               -        ----------    -----------    -----------   -----------    ---------   -----------

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                                       Additional      Stock
                                                 Common Stock           Paid-In     Subscription      Prepaid       Accumulated
                                          Shares          Amount        Capital      Receivable       Expenses        Deficit
                                     --------------   -------------  ------------  ------------   --------------      -------

Balance, December 31, 1999                47,055,644   $     23,527   $ 10,743,768   $ (1,075,000)       $   --      $ (9,735,830)

Common stock issued for cash
 (unaudited)                               2,888,332          1,444        697,306           --              --              --

Issuance of common stock
 from exercise of common
 stock warrants (unaudited)                  188,833             95         83,238           --              --              --

Common stock issued to
 convert debentures and
 notes payable (unaudited)                   588,500            294        144,206           --              --              --

Common stock issued for
 services rendered (unaudited)             2,783,464          1,392      1,902,319           --              --              --

Cash received on stock
 subscription receivable (unaudited)            --             --             --          400,000            --              --

Warrants issued below
 market value (unaudited)                       --             --          142,775           --              --              --

Conversion discount on
 debentures (see Note 10) (unaudited)           --             --          150,000           --              --              --

Common stock issued for
 prepaid services (unaudited)              5,500,000          2,750      1,961,750           --            (1,964,500)       --

Net loss for the three months
 ended March 31, 2000 (unaudited)               --             --             --             --             --          (4,547,349)
                                         ------------  ------------   ------------   ------------      ------------    ------------

Balance, March 31, 2000 (unaudited)       59,004,773   $     29,502   $ 15,825,362   $   (675,000)   $   (1,964,500) $ (14,283,179)
                                         ============  ============   ============   ============      ============    ============

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                                             For the Three Months Ended
                                                                                     March 31,
                                                                           ---------------------------
                                                                              2000           1999
                                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                $(4,547,349)   $  (205,584)
   Adjustments to reconcile net income to net cash
    used by operating activities:
     Common stock issued for services and interest                           1,903,711         78,786
     Assets written down from discontinued operations                        1,212,418           --
     Depreciation and amortization                                               3,855          4,279
     Warrants issued below market value                                        142,775           --
      Conversion discount on debentures                                        150,000           --
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                   (340)         1,960
     (Increase) decrease in inventory                                             --           (2,564)
     (Increase) decrease in deposits                                              --           (4,000)
     Increase (decrease) in accounts payable                                     5,479          3,224
     Increase (decrease) in accrued expenses                                  (119,328)        89,979
     Increase (decrease) in reserve for discontinued operations                167,536         (7,817)
                                                                           -----------    -----------


       Net Cash Used by Operating Activities                                (1,081,243)       (41,737)
                                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Increase in patent costs                                                     (9,902)       (10,016)
   Purchase of fixed assets                                                    (11,919)          --
                                                                           -----------    -----------

     Net Cash Used by Investing Activities                                     (21,821)       (10,016)
                                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds (payments) from payable - shareholders                              (8,774)         4,570
   Proceeds from the issuance of common stock                                1,098,750         28,000
   Proceeds from the exercise of warrants                                       83,333           --
   Proceeds from debentures payable                                          1,000,000           --
                                                                           -----------    -----------

       Net Cash Provided by Financing Activities                           $ 2,173,309    $    32,570
                                                                           -----------    -----------


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                   For the Three Months Ended
                                                                            March 31,
                                                                     -----------------------
                                                                        2000         1999
                                                                     ----------   ----------

   NET INCREASE (DECREASE) CASH AND
    CASH EQUIVALENTS                                                 $1,070,245   $   19,183

   CASH AND CASH EQUIVALENTS AT
    BEGINNING OF PERIOD                                                 245,305       25,022
                                                                     ----------   ----------

   CASH AND CASH EQUIVALENTS AT END
    OF PERIOD                                                        $1,315,550   $    5,839
                                                                     ==========   ==========

   SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION

CASH PAID FOR

   Income taxes                                                      $     --     $     --
   Interest                                                          $   19,646   $    7,157

NON-CASH FINANCING ACTIVITIES

   Stock issued for services and interest expense                    $1,903,711   $  138,786
   Stock issued in payment of accrued expenses and
    accounts payable                                                 $     --     $   60,000
   Stock issued to convert debentures and notes payable              $  144,500   $     --
   Stock issued for prepaid expenses                                 $1,964,500   $     --


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a. Business Organization

              The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and was reclassified as a development stage company until December of 1998 when it acquired Phillips Pharmatech Labs, Inc.

              The Company has a wholly-owned subsidiary Medisys Technologies, Inc. (Medisys) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              Medisys has been classified as a development stage company since all activities to date have been related to the development of a childbirth assistance device as well as other medical devices.

              On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys. For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

              Phillips Pharmatech Labs, Inc. (Phillips) was organized under the laws of the State of Florida on December 13, 1994. It was incorporated for the purpose of engaging in the manufacturing and bottling of health supplements and other health related and natural products.

              On December 22, 1998, the Company completed an acquisition and share exchange agreement whereby Medisys issued 15,602,147 shares of its common stock in exchange for all of the outstanding common stock of Phillips. The shares issued by Medisys represented 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. The acquisition is accounted for as a purchase of Phillips.

              b. Fixed Assets

              Fixed assets are stated at cost less accumulated depreciation. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                         Leasehold improvements                5 years
                         Furniture and fixtures                5 years
                         Computers and equipment               5 years

              Depreciation expense for the three months ended March 31, 2000 and 1999 was $3,533 and $3,957, respectively.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              c. Patent and Trademark Costs

              The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) clearance and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of December 31, 1999, the Company did have one patented product for which sales have commenced with the related costs being amortized over the estimated useful life (17 years) of the patent. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other patents for which costs have been capitalized are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

              The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

              Patent and trademark costs incurred are as follows:

                                                                             March 31,           December 31,
                                                                               2000                  1999
                                                                         -----------------     -----------------
                                                                             (Unaudited)

                         Patents                                         $         495,454     $         485,552
                         Trademarks                                                 11,961                11,961
                                                                         -----------------     -----------------

                         Subtotal                                                  507,415               497,513
                         Less accumulated amortization                              (5,581)               (5,259)
                                                                         -----------------     -----------------

                         Total                                           $         501,834     $         492,254
                                                                         =================     =================

              Amortization expense for the three months ended March 31, 2000 and 1999 was $322.

              d.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e. Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

              f. Income Taxes

              No provision for federal income taxes has been made at March 31, 2000 due to accumulated operating losses. The Company has accumulated approximately $15,000,000 of net operating losses as of March 31, 2000, which may be used to reduce taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carryforwards expire as follows:

                                  Year of                   Net Operating
                                 Expiration                     Loss
                                 ----------                     ----

                                  2006                  $           8,667
                                  2007                            269,551
                                  2008                            802,338
                                  2009                            960,966
                                  2010                          1,162,772
                                  2011                          1,498,725
                                  2012                          2,092,689
                                  2018                          1,252,501
                                  2019                          1,687,621
                                  2020                          4,547,349
                                                        -----------------

                                                        $      14,283,179
                                                        =================

              In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards have been offset by a valuation allowance of the same amount.

              g. Principles of Consolidation

              The consolidated financial statements include the accounts of Medisys Technologies, Inc. (parent), Medisys Technologies, Inc. (Medisys) a wholly owned subsidiary and Phillips Pharmatech, Inc. (Phillips) a wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

              h.  Revenue Recognition

              Revenue is recognized upon shipment of goods to the customer.

                    MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              i.  Inventory

              Inventory is carried at the lower of cost or market value using the first-in, first-out method.

              j.  Basic Loss Per Share

                                                                                  For the Three Months Ended
                                                                                          March 31,
                                                                         ----------------------------------------
                                                                                2000                     1999
                                                                         ------------------    ------------------

              Basic loss per share from continuing operations:

                  Income (loss) - numerator                              $       (3,167,395)   $         (213,402)
                  Shares - denominator                                           53,409,477            34,502,734
                  Per share amount                                       $            (0.06)   $            (0.01)

              Basic loss per share from discontinued operations:

                  Income (loss) - numerator                              $       (1,379,954)   $            7,818
                  Shares - denominator                                           53,409,477            34,502,734
                  Per share amount                                       $            (0.03)   $             0.00


              The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements. Shares to be issued from warrants and options are not included in the computation because they would have an antidilutive effect on the net loss per common share.

              k.  Advertising

              The  Company   follows  the  policy  of  charging   the  costs  of
              advertising to expense as incurred.

              l. Credit Risks

              Medisys maintains its cash accounts primarily in one bank in Louisiana and Phillips maintains its cash accounts primarily in one bank in Florida. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

              m. Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company and its Subsidiaries to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              n.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $-0- at March 31, 2000 and December 31, 1999.

              o.  Change in Accounting Principle

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

              p.  Reclassification

              Certain reclassifications have been made to the December 31,1999 balance sheet to conform to the current period's presentation.

NOTE 2 -      PAYABLE - SHAREHOLDERS

              From time to time, the Company receives advances from certain shareholders. The company also advances funds to shareholders. The outstanding balances of these advances fluctuates during the year and do not have specific repayment terms although the advances are generally considered to be due or payable on demand. Accordingly, the related receivable or payable has been reflected as current in the accompanying consolidated financial statements. At March 31, 2000, the balance payable to shareholders totaled $18,456. At December 31, 1999, the balance payable to shareholders totaled $67,230.

NOTE 3 -      DEBENTURES PAYABLE - RELATED PARTIES

              The Company also has notes payable (debentures) to various shareholders in the aggregate of $-0- and $92,000 at March 31, 2000 and December 31, 1999, respectively. The balance of $92,000 was converted into 180,000 shares of common stock during the first quarter of 2000.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 4 -      STOCK SUBSCRIPTION RECEIVABLE

              During 1999, the Company issued 5,555,555 shares of common stock for $1,000,000. Payment for the common stock was made with a non-interest bearing promissory note. Those shares are being held in escrow as collateral until the note is paid. As of March 31, 2000, $500,000 on the note had been paid.

              During  1996,  the Company  issued  100,000  shares of  restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non- interest bearing four year promissory note. The related shares are being held by the Company as collateral for the promissory note. The shares have been reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

NOTE 5 -      NOTES PAYABLE - SHAREHOLDERS

              Notes payable - shareholders consisted of the following:

                                                                                  March 31,          December 31,
                                                                                   2000               1999
                                                                            ------------------  ------------------
                                                                                 (Unaudited)
              Note payable to Richard L. Apel, unsecured, dated
               November 2, 1993 at 8%; principal and interest
               delinquent since August 18, 1994.                            $           -       $           12,500

              Note payable to Cynthia F. Vatz, unsecured, dated
               October 19, 1993 at 8%; principal and interest
               delinquent since August 18, 1994.                                        12,500              12,500
                                                                            ------------------  ------------------

                       Total                                                            12,500              25,000

                       Less current portion                                            (12,500)            (25,000)
                                                                            ------------------  ------------------

                       Total long-term portion                              $           -       $           -
                                                                            ==================  ==================


              The note payable is technically in default. The related note holder has not demanded repayment however the Company is in the process of locating this shareholder and negotiating repayment terms.

NOTE 6 -      COMMON STOCK

              During 1999, the Company issued 324,477 shares of its common stock in satisfaction of accrued wages of $90,000. The Company issued 1,435,000 shares of its common stock to convert $303,000 of debentures payable. The Company issued 3,305,737 shares of its common stock for services and interest expense. The shares issued for services and interest were valued at the trading price of the common stock on the date the shares were issued. The Company issued 3,388,443 shares of its common stock for cash of $521,135. The Company issued 8,889 shares of its common stock from the exercise of warrants for cash of $10,000. Finally, certain officers and directors of the Company canceled 972,214 shares of common stock and the shares were reissued to convert a portion of the debentures payable.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 6 -      COMMON STOCK (Continued)

              During 2000, the Company issued 738,500 shares of its common stock in satisfaction for debentures and notes payable of $144,500. The Company issued 2,783,464 shares of its common stock for services. The services were valued at the trading price of the common stock on the date the shares were issued. The Company issued 2,888,332 shares of its common stock for cash at approximately $0.24 per share. Finally, the Company issued 188,833 shares of its common stock from the exercise of warrants for cash of $83,333.

NOTE 7 -      COMMITMENTS AND CONTINGENCIES

              During 1996,  the Company  adopted a Simplified  Employee  Pension
              (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 1999. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

              The Company currently has employment contracts with Edward P. Sutherland and Kerry Frey whereby they each will receive salaries of $12,500 per month.

              Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock and/or stock options at the discretion of the Board of Directors. The cash bonus is not designed to exceed 50% of their annual compensation and stock bonuses are not designed to exceed 100% of their annual compensation. However, additional compensation may be awarded by the Board of Directors under the terms of the employment contracts.

              Medisys entered into a lease agreement with a related party for its office space located in Louisiana. The lease is for a period of one year at a rate of $900 per month, expiring in September 2000.

              Legal Issues
              ------------

              On March 16, 2000, the Company filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by the Company from the defendants of Phillips Pharmatech Labs, Inc. The Company is seeking recission of the acquisition, damages and other relief. The Company anticipated that these defendants would file various retaliatory claims. The Company believes that the suit filed is in the best interests of the shareholders and that it should not interfere with the core focus and business of the Company.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 7 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Legal Issues (Continued)
              ------------

              On May 9, 2000, E. Carl Anderson, William Morris and Brett Phillips, filed a derivative action lawsuit in the United States District Court, Middle District of Florida, cash number 8:00CV905-T 24F against the Company and the current directors of the Company. The action was filed by Messrs. Anderson, Morris and Phillips acting by and in behalf of the Company. The complaint alleges corporate waste in the form of excessive salaries and
              bonuses  and  other  alleged  wastes  related  to  Phillips.   The
              Complaint seeks injunctive relief and damages. Each of the plaintiffs in this action is also a defendant in the lawsuit previously filed by the Company on March 16, 2000 referenced above. The Company has not yet responded to the complaint and has not determined whether the action could cause material damages to the Company.

              Phillips is a party to various other legal proceedings. These primarily involve commercial claims and one action involves a former employee. The Company cannot predict the outcome of these lawsuits, legal proceedings and claims with certainty.
              Nevertheless, the Company believes that the outcome of all of these proceedings, even if determined adversely, would not have a material adverse effect on the Company's business or financial condition. There is a possibility that due to Phillips discontinuing its operations, both Phillips and the Company could be the subject of future actions.

              Manufacturing Agreement
              -----------------------

              On January 19, 2000, the Company entered into a manufacturing agreement for the production of the Company's patented syringes. The Company has agreed to pay $500,000 cash and issue 7,000,000 shares of its common stock as part of the agreement. At March 31, 2000, $300,000 had been paid and 1,500,000 shares had been released from escrow as payment. The remaining 5,500,000 shares have been issued and have been classified as a prepaid expense because the services had not yet been performed at March 31, 2000.

NOTE 8 -      CONVERTIBLE DEBENTURES

              The Company received a $2,000,000 face value 6% convertible debenture due August 31, 2001. $1,000,000 of the debenture was received on February 28, 2000 which represents the balance due at March 31, 2000. An additional $500,000 will be received within five days of the filing of the registration statement and the final $500,000 will be received within five days of when the registration statement becomes effective. The conversion price of the debentures is the lower of 85% of the market price of the Company's common stock at the conversion date or $2.00. The conversion discount of 15% will be charged to interest expense and $150,000 has been expensed during the three months ended March 31, 2000. The Company also issued warrants to purchase 125,000 shares of the Company's common stock at an exercise price of $2.00 per share.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 9 -      COMMON STOCK WARRANTS

              As of March 31, 2000, the Company had outstanding warrants for the issuance of common stock as follows:

                     Number of          Date            Expiration          Exercise                Estimated
                      Warrants          Issued           Dates               Prices                  Proceeds
              --------------------  ---------------  ----------------  ----------------------  ------------------

                           300,000      1995                   2005                   $2.6250  $          787,500
                         2,684,432      1996              2000-2001    $     1.0000 - $4.2500           6,506,741
                           977,737      1997              2000-2002    $     0.6875 - $1.8750           1,188,211
                         5,194,322      1998              2000-2005    $     0.2500 - $4.2500           9,929,502
                         1,514,525      1999              2001-2002    $     0.4000 - $0.7500             748,263
                         3,298,002      2000                   2003    $     0.5000 - $2.0000           4,551,710
              --------------------                                                             ------------------
                        13,969,018                                                             $       23,711,927
              ====================                                                             ==================

              During 1999, the Company completed private placements of common stock wherein the purchaser of one share of the Company's common stock received one-half (1/2) a warrant to purchase common stock at prices ranging from $0.50 to $0.75 per share. The Company issued 1,244,525 common stock warrants pursuant to these private placements. The Company also issued 270,000 common stock warrants as bonuses to certain officers and directors of the Company exercisable at $0.40 per share. All common stock warrants issued in 1999 had exercise prices at or above the trading price of the shares.

              During the first quarter of 2000, the Company completed private placements of common stock wherein the purchaser of one share of the Company's common stock received one-half (1/2) a warrant to purchase common stock at prices ranging from $0.50 to $0.75 per share, which was at or above the trading price of the shares. The Company issued 1,444,166 common stock warrants pursuant to these private placements. The Company also issued 103,836 common stock warrants as additional compensation for services rendered during the quarter exercisable at $0.50 per share. These warrants were issued at $1.375 below the trading price of the shares on the date of issuance and the difference has been expensed in the current period. Finally, an additional 1,625,000 warrants to purchase common stock of the Company at an exercise price of $2.00 per share were issued as additional compensation for the financing arrangement entered into during the quarter. These warrants were issued at exercise prices at or above the trading price of the shares.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999

NOTE 10 -      GOING CONCERN

               The Company's consolidated financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has had no significant operating revenues until the acquisition of Phillips in December 1998. In 1999, the Company was able to raise working capital through the private placement of its common stock. The Company has now closed a private placement of combined debt and equity of up to $14,000,000 for operating capital of which $1,000,000 has been received in 2000. The Company believes cash flow projections now show the Company's reserves should be adequate to cover its operating needs as well as its needs for the expansion of its research and development projects and for the initial commercialization of its proprietary products. The Company also expects to generate additional revenue from the sales of its proprietary products.

NOTE 11 -      SUBSEQUENT EVENTS

              On May 18, 2000, Phillips ceased all operations. The following is a summary of the loss from discontinued operations resulting from the elimination of the operations of Phillips. The financial statements have been retroactively restated to reflect this event. The Company has established a reserve for discontinued operations of $1,726,923 which consists of net liabilities in excess of recoverable assets at March 31, 2000. No tax benefit has been attributed to the discontinued operations.

                                                                                         March 31,
                                                                            -------------------------------------
                                                                                  2000              1999
                                                                            -----------------  ------------------
              NET SALES                                                     $         300,431  $          717,112
                                                                            -----------------  ------------------

              OPERATING EXPENSES

                Cost of sales                                                         267,480             502,821
                General and administrative                                            172,775             182,162
                Depreciation                                                           20,066              17,154
                                                                            -----------------  ------------------

                  Total Operating Expenses                                            460,321             702,137
                                                                            -----------------  ------------------

              INCOME (LOSS) FROM OPERATIONS                                          (159,890)             14,975
                                                                            -----------------  ------------------

              OTHER INCOME (EXPENSES)

                Loss on write down of assets                                       (1,212,418)             -
                Interest expense                                                       (7,646)             (7,157)
                                                                            -----------------  ------------------

                  Total Other Income (Expense)                                     (1,220,064)             (7,157)
                                                                            -----------------  ------------------

              INCOME (LOSS) BEFORE INCOME TAXES                                    (1,379,954)              7,818

              INCOME TAXES                                                             -                   -
                                                                            -----------------  ------------------

              INCOME (LOSS) FROM
               DISCONTINUED OPERATIONS                                      $      (1,379,954) $            7,818
                                                                            =================  ==================

June __, 2000

                           MEDISYS TECHNOLOGIES, INC.

                        20,875,000 Shares of Common Stock



                               -------------------
                                   PROSPECTUS
                               -------------------


We have not authorized any dealer, sales person or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall imply that the information contained in this prospectus or the affairs of Medisys Technologies, Inc. have not changed since that date.

                           MEDISYS TECHNOLOGIES, INC.

                                     Part II

Item 24.          Indemnification of Directors and Officers

                  As permitted by the provisions of Utah law, we have the power to indemnify an individual made a party to a proceeding because they are or were a director of our company, against liability incurred in the proceeding, provided such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. We must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director or officer of our company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Our Articles of Incorporation empower the board of directors to indemnify our officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

         We may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of ours who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes us with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

         Also pursuant to Utah law, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation relating to the distributions made in violation of Utah law; and (iv) an intentional violation of criminal law. To date, we have not adopted such a provision in our

Articles of Incorporation, By-Laws, or by resolution. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Utah law also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents. We do maintain directors' and officers' insurance against certain liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as described above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.


Item 25.          Other Expenses of Issuance and Distribution

                  Filing fee under the Securities Act
                    of 1933........................................ $   2,500
                  Accountants' fees and expenses...................     7,500
                  Legal fees and expenses..........................    75,000
                  Printing ........................................    10,000
                  Transfer agent and registrar fees
                  and expenses(1)..................................     2,000
                  Miscellaneous....................................     5,000
                                                                      -------
                               Total............................... $ 102,000
                                                                     ========


Item 26.          Recent Sales of Unregistered Securities

         The following table sets forth information relating to all previous sales of securities by the Registrant within the past three years that were not registered under the Securities Act of 1933, as amended.


 Date
of Sale              Name of Purchaser                   Type       Number           Consideration
-------              -----------------                   ----       ------           -------------
1/5/97 to         8 directors                            (a)         38,600     Directors fees valued at
11/25/97                                                                        $1.33 per share
5/15/97           Christopher Boniol                     (a)         10,000     Private placement for cash
                                                                                of $15,000
6/11/97           I.V. Jeansonne                         (a)        120,000     Private placement for cash
                                                                                of $150,000
6/11/97           Steve Katznelson                       (a)         30,000     Adjustment of former
                                                                                purchase valued at $1.23 per
                                                                                share
7/9/97            Rachel Dunn                            (a)          5,000     Services rendered valued at
                                                                                $1.33 per share
7/28/97           3 persons                              (a)          2,631     Services rendered valued at
                                                                                $1.33 per share
7/28/97           Stan R. Aaron                          (a)          2,540     Services rendered valued at
                                                                                $1.33 per share
8/20/97           Susan Schoch                           (a)          2,000     Services rendered valued at
                                                                                $1.33 per share
8/26/97           Tiffiny Babin                          (a)          1,000     Services rendered valued at
                                                                                $1.33 per share
9/16/97           Abraham Eckstein                       (a)          8,572     Satisfaction of note payable
                                                                                for $6,686
9/22/97           Clayton Simpson                        (a)            500     Services rendered valued at
                                                                                $1.33 per share
10/14/97          Kimberly Jordan                        (a)          1,000     Services rendered valued at
                                                                                $1.33 per share
10/16/97          Susan Schoch                           (a)          2,000     Services rendered valued at
                                                                                $1.33 per share
10/16/97          Joel S. Fadan                          (a)          5,000     Consulting services rendered
                                                                                valued at $1.33 per share

 Date
of Sale              Name of Purchaser                   Type       Number           Consideration
-------              -----------------                   ----       ------           -------------
10/16/97          Roy, Kiesel & Tucker                   (a)        200,624     Legal services rendered
                                                                                valued at $1.33 per share
12/17/97          Stan R. Aaron                          (a)          3,278     Services rendered valued at
                                                                                $1.33 per share
12/29/97          Shannon Properties                     (a)         36,000     Payment of rent valued at
                                                                                $18,000

1/20/98 to        Directors                              (a)        114,753     Compensation for directors
12/1/98                                                                         valued at $.35 per share
4/22/98           Ed Sutherland                          (a)         82,979     Deferred compensation and
                                                                                loans valued at $.354 per
                                                                                share
4/22/98           Kerry Frey                             (a)         79,660     Deferred compensation and
                                                                                loans valued at $.354 per
                                                                                share
4/22/98           Gary Alexander                         (a)         59,745     Deferred compensation and
                                                                                loans valued at $.354 per
                                                                                share
6/18/98 &         KJS Investments                        (a)        346,666     Private placement for cash
10/12/98                                                                        of $112,500
8/31/98           Paul Radke                             (a)          7,800     Deferred compensation and
                                                                                loans valued at $.354 per
                                                                                share
10/12/98          4 directors                            (a)        529,928     Deferred compensation and
                                                                                loans valued at $.354 per
                                                                                share
11/30/98          Wishard, Ltd.                          (a)        100,000     Private placement for cash
                                                                                of $32,500
12/14/98          Steve Katznelson                       (a)        650,000     Adjustment of former
                                                                                purchase valued at $.25 per
                                                                                share
12/17/98          Shareholders of Phillips               (a)     15,602,147     Acquisition of Phillips
                                                                                Pharmatec Labs valued at
                                                                                $6,379,662
12/21/98          Employees and contractors              (a)        766,501     Services rendered valued at
                                                                                $$.35 per share
12/28/98          Dr. Timothy Andrus                     (a)        100,000     Private placement for cash
                                                                                of $25,000
12/31/98          Directors and employees                (a)      2,448,767     Accrued wages value at $.35
                                                                                per share
1/1/99            Ed Sutherland                          (a)        135,199     Deferred compensation
                                                                                valued at $per share
1/1/99            Kerry Frey                             (a)        135,199     Deferred compensation
                                                                                valued at $.277 per share
1/1/99            Gary Alexander                         (a)         54,079     Deferred compensation
                                                                                valued at $.277 per share
1/1/99 to         5 directors                            (a)      1,184,118     Interest expense, deferred
3/1/99                                                                          compensation and bonuses
                                                                                valued at $278,000
1/19/99 to        Directors                              (a)        399,330     Compensation for directors
11/3/99                                                                         valued at $.20 per share
1/19/99           Employees                              (a)      1,722,289     Services rendered valued at
                                                                                $.20 per share
1/19/99           2 investors                            (a)          8,889     Exercise of warrant at
                                                                                $1.125 per share
10/21/99          Charles Potter                         (a)      5,555,555     Private placement for note
                                                                                and cash of $1,000,000
11/1/99 to        17 accredited investors                (a)      3,388,443     Private placement for cash
12/31/99                                                                        of $.154 per share
thru 1999         10 Debenture holders                   (a)      1,435,000     Conversion of debenture
                                                                                valued at $.211 per share
1/13/00           5 accredited investors                 (a)        188,500     Conversion of debentures and
                                                                                notes valued at $192,500
1/14/00           4 warrant holders                      (a)        188,833     Exercise of warrants for
                                                                                cash of $83,333
1/17/00 to        23 accredited investors                (a)      3,288,322     Private placement for cash
2/10/00                                                                         of $688,750
1/19/00           Dispomedic                             (a)      7,000,000     Manufacturing agreement
                                                                                 valued at $12,000,000
2/28/00 &         AMRO International, SA                 (b)           -        $1,500,000 convertible
5/3/00                                                                          debenture for cash
1/13/00 to        Directors and employees                (a)      1,342,322     Services rendered and
4/4/00                                                                          directors fees value at
                                                                                $420,000

(a)      Common Stock.
(b) 6% Convertible Debentures Due August 31, 2000 (the "Debentures") in the face amount of $1,500,000 which can ultimately be converted into shares of Common Stock.

         With respect to the issuance and/or sale of the aforementioned securities, the Registrant relied on the exemptions from registration provided by Sections 4(2) and 4(6) of the Securities Act for the issuance of shares for services rendered and for cash, and on the exemption from registration provided by Section 3(a)(9) for the conversion of debentures. All securities issued to the aforementioned persons bore restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares have been or will be lodged with the Registrant's transfer agent.

Item 27.          Exhibits

         (a) The following exhibits are filed with this Registration
Statement:

Exhibit No.                  Exhibit Name
-----------                  ------------
 3.1*             Articles of Incorporation and all amendment
 3.2*             By-Laws
 4.1*             Specimen of common stock certificate
 5                Opinion of Leonard E. Neilson, P.C.
10.1*             Lease agreement - principal place of business
10.2*             Employment contract with Edward P. Sutherland
10.3*             Employment contract with Kerry M. Frey
10.4**            Convertible Debentures and Warrant Purchase Agreement and
                  accompanying documents
10.5**            Private Equity Line of Credit Agreement and accompanying
                  documents
21**              Subsidiaries
23.1              Consent of H J & Associates, LLC, Independent Certified
                  Public Accountants
23.2              Consent of Leonard E. Neilson, P.C. (included in
                  Exhibit 5)
27                Financial Data Schedule
------------------
         *        Previously filed as Exhibit to Form 10-SB
         **       Previously filed as Exhibit to Form SB-2 filed
                  May 1, 2000

         (b)      Financial Statement Schedules for Registrant.

                  Schedules other than those listed above are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes therein.

Item 28.          Undertakings

         (a)      The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

                  (3)  File  a  post   effective   amendment   to  remove   from
         registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) If the issuer relies on Rule 430A under the Securities Act, the small business issuer will:

                  (1) For determining any liability under the Securities Act treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the

         Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Baton Rouge, State of Louisiana, on this 8th day of June 2000.

                           MEDISYS TECHNOLOGIES, INC.
                                  (REGISTRANT)


                                       BY: /S/ EDWARD P. SUTHERLAND
                                             ------------------------
                                               EDWARD P. SUTHERLAND
                                               Chairman and Chief
                                               Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.



                                       BY: /S/  EDWARD P. SUTHERLAND
                                           -------------------------
                                                EDWARD P. SUTHERLAND
                                                Chairman, Chief Executive
                                                Officer and Director
                                                DATE: June 8, 2000


                                       BY: /S/  KERRY M. FREY
                                           -------------------
                                                KERRY M. FREY
                                                President, Chief
                                                Operating Officer and
                                                Director
                                                DATE: June 8, 2000


                                       BY:  /S/  William David Kiesel
                                            -------------------------
                                                 WILLIAM David KIESEL
                                                 Corporate Secretary  and
                                                 Director
                                                 DATE: June 8, 2000


                                       BY:  /S/ ROBERT DIBENNEDETTO
                                            -----------------------
                                                Dr. Robert diBenedetto
                                                Director
                                                DATE: June 8, 2000

                                       S-7